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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Guidance Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GUIDANCE SOFTWARE, INC.
1055 E. Colorado Boulevard, Pasadena, CA 91106-2375
(626) 229-9191

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2015

TO THE STOCKHOLDERS OF GUIDANCE SOFTWARE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Guidance Software, Inc., a Delaware corporation (the "Company"), will be held on May 13, 2015 at 8:30 a.m. Pacific Time at The Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91101, San Marino Room, Lobby Level, for the following purposes:

          1.     To elect five directors to hold office until the Company's 2016 Annual Meeting of Stockholders and until their successors are elected and duly qualified. Our present Board of Directors has nominated and recommends for election the following persons:

    Shawn McCreight
    Max Carnecchia
    Christopher Poole
    Stephen Richards
    Robert van Schoonenberg

          2.     To ratify the selection of Ernst & Young LLP as the Company's independent registered public accountants for its fiscal year ending December 31, 2015.

          3.     To consider and vote upon the Third Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

          4.     To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 13, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the registered stockholders of record entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

        Accompanying this Notice is a proxy. A copy of this proxy can be found online at http://investors.guidancesoftware.com. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly.

        If you plan to attend the Annual Meeting and wish to vote your shares personally, please RSVP to bod@guidancesoftware.com, prior to the date of the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors
Barry Plaga
Interim Chief Executive Officer and Chief Financial Officer

Pasadena, California
April 3, 2015

GUIDANCE SOFTWARE, INC.
Proxy Statement
for the
Annual Meeting of Stockholders
to Be Held May 13, 2015

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2015

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Guidance Software, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 13, 2015 at 8:30 a.m. Pacific Time (the "Annual Meeting" or "Meeting"), or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91106-2375, San Marino Room, Lobby Level. The Company intends to mail this proxy statement and accompanying proxy card on or about April 3, 2015 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company's stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

        Only holders of record of shares of our common stock or unvested shares of our restricted stock at the close of business on March 13, 2015 (the official record date) will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 13, 2015, the Company had 29,962,117 total shares of common stock and unvested shares of restricted stock that were outstanding and are entitled to vote. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company's outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company's Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Broker Non-Votes

        A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name"), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters.

        Routine matters include ratification of independent registered public accountants. Non-routine matters include the election of directors and the proposal to consider and vote upon the Third Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

Voting and Revocability of Proxies

        All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company's principal executive offices located at 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

QUESTIONS AND ANSWERS

Q:
Who may attend the meeting?

A:
Shareholders who are "Holders of Record" or "Beneficial Owners of Shares Held in Street Name" as of our Record Date of March 13, 2015 are entitled to attend the meeting.

Q:
What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

        Your shares will be counted as present at the meeting if you:

  •
  are present and entitled to vote in person at the meeting; or

  •
  have properly submitted a proxy card or voting instruction card, or voted by telephone or over the Internet.

  Both abstentions and broker non-votes (as described herein) are counted for the purpose of determining the presence of a quorum.

  Each proposal identifies the votes needed to approve or ratify the proposed action.

Q:
What will be voted on at the meeting?

A:
There are three proposals scheduled to be voted on at the meeting:

1)
Election of the five nominees to the Board named in this proxy statement;

2)
Ratification of Ernst & Young LLP as our independent registered public accountants;

3)
Consider and vote upon the Third Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

  We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:
What is the difference between a "Holder of Record" and a "Beneficial Owner of Shares Held in Street Name?"

A:
Holder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Computershare Investor Services, LLC ("Computershare"), which includes shares you might hold by virtue of your participation in the Company's employee equity plan, you are considered the holder (or stockholder) of record with respect to those shares. As a holder of record, you should have received this proxy statement, our Annual Report, and a proxy card from the Company via Computershare.

  Beneficial Owner of Shares in "Street Name."    If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in "street name." The organization holding your account is considered the holder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. Accordingly, you should have received this proxy statement, our Annual Report, and a vote instruction form from that organization.

Q:
What do I have to do to vote my shares?

A:
Holders of Record.    If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

  Street Name Holders.    If you hold your shares in "street name," you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares. If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them. You may vote either in person at the Meeting (but you must obtain a legal proxy from the organization that holds your shares), via the Internet (by following the instructions provided on the voting instruction form), by telephone (by calling the toll free number found on the voting instruction form), or by mail (by filling out the voting instruction form and sending it back in the envelope provided).

Q:
What happens if I do not give specific voting instructions?

A:
Holders of Record.    If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

  Street Name Holders.    If you are a beneficial owner of shares held in "street name" and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Q:
Which ballot measures are considered "routine" and "non-routine?"

A:
The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accountants for 2015 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1) and, the consideration and vote upon the Third Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan (Proposal No. 3) are considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on the election of directors.

Q:
How can I revoke my proxy and change my vote after I return my proxy card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a Holder of Record, you may do this by signing and submitting a new proxy card with a later date; by voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on May 12, 2015 (your latest telephone or Internet proxy will be counted); or by attending the meeting and voting in person. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares in "Street Name" through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

Q:
Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at the meeting. The final voting results will be reported in a current report on Form 8-K, which will be filed with the SEC within four business days after the meeting. If our final voting results are not available within four business days after the meeting, we will file a current report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the current report on Form 8-K within four business days after the final voting results are known to us.

PROPOSAL 1—ELECTION OF DIRECTORS

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL NOMINEES

        Our Board of Directors currently consists of seven members, six of whom who were elected by shareholders at our 2014 annual meeting and Max Carnecchia, who was appointed as a director on March 11, 2015. Our Board has fixed the number of members, at five, to become effective May 13, 2015. Two of our current directors, Jeff Lawrence and Kathleen O'Neil, have elected to complete the term of their appointments and not to seek re-election. Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The nominees for election by the stockholders are Shawn McCreight, Max Carnecchia, Christopher Poole, Stephen Richards and Robert van Schoonenberg. All nominees are current directors of the Company.

Vote Required and Board Recommendation

        To elect directors to our Board of Directors, our Bylaws require a vote of the majority of shares present in person or represented by proxy at the Annual Meeting (at which a quorum is present) and entitled to vote on the election of directors, unless there are more nominees for director than there are open directorships, in which case our Bylaws require a vote of the plurality of shares present in person or represented by proxy at the Annual Meeting (at which a quorum is present) and entitled to vote on the election of directors. Abstentions and broker non-votes will not have any effect on the outcome of this proposal. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. If no contrary indication is made, proxies in the accompanying form are to be voted for our Board of Directors' nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.

        The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to elect a director. Unless marked otherwise, proxies received will be voted "FOR" each nominee listed above.

Our Board of Directors

        The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
Shawn McCreight	49	Chairman of the Board of Directors and Chief Technology Officer
Max Carnecchia	52	Director
Christopher Poole	57	Director
Stephen Richards	61	Director
Robert van Schoonenberg	68	Director

        Shawn McCreight founded Guidance Software, Inc. in November 1997 and has served as Chairman of the Board of Directors since its inception. From January 2003 to the present, he has served as Chairman and Chief Technology Officer. Prior to January 2003, he served as Founder and Chief Executive Officer. Mr. McCreight received an A.B. in Physics from the University of California at Berkeley. We believe Mr. McCreight's qualifications to sit on our Board include his extensive experience in the designing and developing of software programs and applications, including the original development of our EnCase® software and his management and industry experience which includes acting as our Chairman since the inception of the Company and our Chief Technology Officer since 2003.

        Max Carnecchia is the Chief Executive Officer of BIOVIA, Dassault Systémes. Mr. Carnecchia previously served as President and CEO of Accelrys and a member of its Board of Directors since 2009. Prior to Accelrys, Mr. Carnecchia served as President of Interwoven, and previously served as Vice President of Alliances and Senior Vice President of Worldwide Sales after joining Interwoven in 2001. Formerly, Mr. Carnecchia held management positions at Xoriant, Smart DB Corporation, Intel and Group 1 Software. He serves on the Board of Directors of Agilysys, Inc. (NASDAQ: AGYS) and ALDA (Analytical Life Science & Diagnostics Association). Mr. Carnecchia holds a Bachelor of Engineering in Electrical Engineering from The Stevens Institute of Technology. We believe Mr. Carnecchia's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public and private companies.

        Christopher Poole has served as a member of the Board of Directors since May 2013. He is President and Chief Executive Officer of JAMS, Inc. Prior to joining JAMS, Inc. in 2007, Mr. Poole was CEO at Thomson Elite (NASDAQ:ELTE), part of the Thomson Reuters corporation (NYSE: TOC). Before joining Thomson Elite, Mr. Poole was Director of Technology and Executive Director at Latham & Watkins LLP in Los Angeles. Mr. Poole is the recipient of the 2002 Ernst & Young Entrepreneur of the Year Award and has served on a number of corporate and not-for-profit boards including Broadway & Seymour Inc. (NASDAQ: BSIS), CaseCentral Inc., Polytechnic School, the JAMS Foundation and the Western Justice Center. He received a B.A. in Economics from Harvard University, an M.B.A. in computers and marketing from UCLA and attended the Stanford Law School Directors College in June 2002. We believe Mr. Poole's qualifications to sit on our Board include his experience as a chief executive officer and his experience as a board member of other public and private companies.

        Stephen Richards has served as a member of the Board of Directors since February 2008 and, he previously served as a member of the Board from January 2006 until November 2006. He served as Chief Financial Officer of McAfee, Inc., from April 2001 until his retirement in December 2004. He also concurrently served as Chief Operating Officer from November 2001 to December 2004. Prior to that, he was Chief Online Trading Officer of E*TRADE Group, Inc. (NASDAQ:ETFC). His previous roles at E*TRADE also included: Senior Vice President, Corporate Development and New Ventures, Senior Vice President of Finance, Chief Financial Officer and Treasurer. Prior to E*TRADE, he was Managing Director and Chief Financial Officer of Correspondent Clearing at Bear Stearns & Companies, Inc., Vice President/Deputy Controller of Becker Paribas, and First Vice President/Controller of Jefferies and Company, Inc. Mr. Richards is a Certified Public Accountant and a current member of the Board of Directors of Cray Inc. (NASDAQ:CRAY). During the period of 1999-2009, he served on the Board of Directors of Tradestation Group. He received a B.A. from the University of California at Davis and a M.B.A. in Finance from the University of California at Los Angeles. We believe Mr. Richards qualifications to sit on our Board include his corporate management experience serving as an officer at other public companies and his years of providing financial and strategic expertise to public and private companies.

        Robert van Schoonenberg has served as a member of the Board of Directors since February 2008. He is the Former Executive Vice President, Chief Legal Officer and Secretary of the Board of Avery Dennison Corporation (NYSE:AVY). He also served as Secretary and General Counsel at Avery Dennison for over 28 years. He is also Chairman and Chief Executive Officer of BayPoint Capital Partners, LLC, Co-Managing Partner, AmeriCap Partners, LLC, as well as a member of the Board of Directors of Ryland Group, Inc.(NYSE:RYL), Blue Nile, Inc. (NASDAQ: NILE) and Live Media Group LLC. During the period of 2008-2011, he served on the Board of Directors of Altair Nanotechnologies, Inc. (NASDAQ:ALTI). Mr. van Schoonenberg received his J.D. degree from University of Michigan School of Law, his M.B.A. from the University of Wisconsin at Madison and his undergraduate degree from Marquette University. Mr. van Schoonenberg also serves on the Board of Trustees for Southwestern University School of Law. We believe Mr. van Schoonenberg's qualifications to sit on our Board include his thirty years of corporate management and corporate governance experience as an officer of a large global public company and his experience as a board member of other public and private companies.

        Shawn McCreight, Max Carnecchia, Christopher Poole, Stephen Richards and Robert van Schoonenberg are each party to the Company's form of Indemnification Agreement.

Board Committees and Meetings

        During the fiscal year ended December 31, 2014, the Board of Directors held eleven meetings. The Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Kathleen O'Neil is our Lead Independent Director.

        The current members of our Audit Committee, referred to henceforth as the "Audit Committee," are Stephen Richards, Kathleen O'Neil and Robert van Schoonenberg. Mr. Richards serves as the chair of our Audit Committee. We believe that Mr. Richards, Ms. O'Neil and Mr. van Schoonenberg each qualify as Audit Committee financial experts, as defined in the rules of the Securities and Exchange Commission ("SEC"). The Audit Committee oversees our corporate accounting and financial reporting process and the audits of our financial statements. It evaluates the independent registered public accountants' qualifications, independence and performance, determines the engagement of the independent registered public accountants, approves the retention of the independent registered public accountants to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accountants on our engagement team as required by law, reviews our critical accounting policies and estimates, and discusses with management and the independent registered public accountants the results of the annual audit and the reviews of our quarterly financial statements. The Audit Committee reviews and evaluates, at least annually, the performance of the Audit Committee and its members, including compliance with its charter. The Audit Committee held six meetings during the fiscal year ended December 31, 2014. All members of the Audit Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Audit Committee acts pursuant to a written charter.

        The current members of our Compensation Committee, referred to henceforth as the "Compensation Committee," are Robert van Schoonenberg, Jeff Lawrence and Christopher Poole. Each of the members of our Compensation Committee in 2014 is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Mr. van Schoonenberg is the current chair of our Compensation Committee. The Compensation Committee has sole authority to determine our CEO's compensation, and reviews and approves all compensation for all directors and for the executive officers, including any employment agreement, change in control arrangement, or severance arrangement for each executive officer. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance with its charter. The Compensation Committee held eight meetings during the fiscal year ended December 31, 2014. All members of the Compensation Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Compensation Committee acts pursuant to a written charter.

        The current members of our Nominating and Governance Committee, referred to henceforth as the "Nominating Committee," are Jeff Lawrence, Stephen Richards and Christopher Poole. The Nominating Committee identifies prospective board candidates, recommends nominees for election to our Board of Directors and provides oversight in the evaluation of our Board of Directors. The Nominating Committee reviews and evaluates, at least annually, the performance of the Nominating Committee and its members, including compliance with its charter and oversees the evaluation process of the Board and its committees. The Nominating Committee held six meetings during the fiscal year ended December 31, 2014. All members of the Nominating Committee are independent (as independence is defined in the NASDAQ Listing Rules). The Nominating Committee acts pursuant to a written charter.

        During the fiscal year ended December 31, 2014, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively. Shawn McCreight, Victor Limongelli, Jeff Lawrence, Kathleen O'Neil, Stephen Richards and Robert van Schoonenberg attended the Company's 2014 Annual Meeting of Stockholders.

2014 Director Committee Membership

Member	Board	Audit	Compensation	Nominating
Shawn McCreight	X
Victor Limongelli(1)	X
Jeff Lawrence	X		X	Chair
Kathleen O'Neil	X	X
Christopher Poole	X		X	X
Stephen Richards	X	Chair		X
Robert van Schoonenberg	X	X	Chair
Total Meetings in Fiscal Year 2014	11	6	8	6

(1)
Mr. Limongelli was a member of the Board of Directors until his resignation effective November 5, 2014.

  Director Nominations

        The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

        In fulfilling its responsibilities, the Nominating Committee considers the following factors:

  •
  the appropriate size of the Board and its committees;

  •
  personal and professional integrity, ethics and values;

  •
  professional background, including experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  •
  general understanding of marketing, finance and other elements relevant to the success of a publicly held company in the current business environment;

  •
  experience in the Company's industry;

  •
  understanding of the Company's business on a technical and operational level;

  •
  experience as a board member of another publicly held company;

  •
  educational background, including academic expertise in an area of the Company's operations;

  •
  practical and mature business judgment and the ability to make independent analytical inquiries;

  •
  applicable regulatory and securities exchange requirements;

  •
  in determining whether to recommend a director for re-election, the director's past attendance at meetings and participation in and contributions to the activities of the Board;

  •
  the independence and absence of conflicts of interest of the candidate; and

  •
  other criteria or qualifications relevant to the execution of future Company operational or strategic plans.

        The Nominating Committee's goal is to have a diverse Board of Directors, which for the Company means assembling a group of directors that brings to the Company a variety of perspectives, backgrounds and skills derived from high quality business and professional experience. In doing so, the Nominating Committee may also consider candidates with appropriate non-business backgrounds.

        Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an "audit committee financial expert" as defined by SEC rules. In addition, the Nominating Committee recognizes that it must maintain compliance with NASDAQ Listing Rule 5605(b)(2), which requires that at least a majority of the members of the Board of Directors meet the definition of "independent director," as defined in NASDAQ Listing Rule 5605(a)(2).

        The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

        The Nominating Committee will evaluate any recommendation for a director nominee proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of the Company's common stock for at least one year by the date the stockholder makes the recommendation and (ii) undertakes to continue to hold the common stock through the date of the meeting. To be evaluated in connection with the Company's established procedures for evaluating potential director nominees, any recommendation for a director nominee submitted by a qualifying stockholder must be received by the Company no later than 120 days prior to the anniversary of the date a proxy statement was mailed to stockholders in connection with the prior year's annual meeting of stockholders, unless the date of the next annual meeting of stockholders is more than 30 days before or after the one-year anniversary of the prior Annual Meeting of Stockholders. Any stockholder recommendation for a director nominee must be submitted to the Company's Chief Executive Officer in writing at 1055 E. Colorado Boulevard, Pasadena, CA 91106, and must contain the following information:

  •
  a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of the Company's common stock and that the stock has been held for at least one year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

  •
  the candidate's name, age, contact information and current principal occupation or employment;

  •
  a description of the candidate's qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed;

  •
  the candidate's resume; and

  •
  three (3) references.

        The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors' questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

        Individuals may communicate with the Board by contacting: Mark Harrington, Corporate Secretary of the Company, Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375; e-mail: bod@guidancesoftware.com.

        All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. The Company's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

        Communications that are intended specifically for the lead independent director or the independent directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

Board Member Independence

        The Board of Directors has determined that, except for Shawn McCreight, all of the members of the Board of Directors are "independent" as independence is defined in the NASDAQ Listing Rules. Mr. McCreight is not considered independent because he is currently employed by the Company.

Code of Business Conduct and Ethics

        The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, employees and officers. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our Company, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Corporate Governance Documents

        The Company's corporate governance documents, including the Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Corporate Governance Guidelines and Code of Business Conduct and Ethics are available, free of charge, on our website at www.guidancesoftware.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents free of charge, to any stockholder upon written request to Investor Relations, Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

Board Leadership Structure

        We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. We also have a Lead Independent Director, who, among other things, coordinates the activities of the independent directors, presides at executive sessions and other meetings at which the Chairman is not present, and serves as a liaison between the independent directors and the Chairman and the Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, in conjunction with the Lead Independent Director, provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the Board.

Board Responsibilities

        With respect to the Board's role in risk oversight of the Company, the Board discusses the Company's risk exposures and risk management of various parts of the business, including appropriate guidelines and policies to minimize business risks and major financial risks and the steps management has undertaken to control them.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

        The Audit Committee has selected Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015 and has further directed that the selection of the independent registered public accountants be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accountants is not required by the Company's Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The Company has entered into an engagement agreement with Ernst & Young LLP, which agreement sets forth the terms by which Ernst & Young will perform audit services for the Company. The engagement agreement is subject to alternative dispute resolution procedures.

        As part of its duties, the Audit Committee considered whether the provision of services, other than audit services, during the fiscal year ended December 31, 2014 by Ernst & Young LLP, the Company's independent registered public accountants for that period, was compatible with maintaining their independence. The following table sets forth the aggregate fees billed to us by Ernst & Young LLP and Deloitte & Touche LLP, our prior independent registered accountant until March 4, 2013, for the fiscal years ended December 31, 2013 and December 31, 2014:

	2013($)	2014($)
Audit Fees(1)	886,414	731,825
Audit Related(2)	44,945	20,000
Tax Fees(3)	—	124,254

(1)
Audit Fees consist of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the quarterly consolidated financial statements. For 2013, this amount includes $185,312 paid to Deloitte & Touche LLP for services rendered prior to the appointment of Ernst & Young LLP on March 4, 2013.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." For 2013 and 2014, this amount includes $44,945 and $20,000, respectively, paid to Deloitte & Touche LLP related to obtaining their review and consent to our 2013 and 2014 10K filing after their dismissal as our independent auditor on March 4, 2013.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accountant and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval.

        The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" the approval of the Proposal.

 Report of the Audit Committee and Other Audit Committee Matters

        The Audit Committee has recommended the engagement of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2015. In reaching its recommendation, the Audit Committee considered the qualifications of Ernst & Young LLP and discussed with Ernst & Young LLP their independence, including a review of the audit and non-audit services provided by them for the Company. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with Ernst & Young LLP their written independence letter as required by Independence Standards Board Standard No. 1.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by any independent registered public accounting firm responsible for providing an opinion on the Company's consolidated financial statements filed with the SEC. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. In other cases, a designated member of the Audit Committee may have the delegated authority from the Audit Committee to pre-approve additional services, and then must communicate such pre-approvals to the full Audit Committee. To avoid certain potential conflicts of interest, applicable law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Guidance Software, Inc. (the "Company") has reviewed and discussed the audited financial statements for fiscal year 2014 with management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Committee asked a number of follow-up questions of management and the independent registered public accounting firm to help give the Committee comfort in connection with its review.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

        This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company's proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        The foregoing report has been furnished by the Committee.

AUDIT COMMITTEE
Stephen Richards (Chair) Kathleen O'Neil Robert van Schoonenberg

PROPOSAL 3

APPROVAL OF THE THIRD AMENDMENT TO
THE SECOND AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE THIRD AMENDMENT TO THE SECOND AMENDED AND
RESTATED 2004 EQUITY PLAN.

  Introduction

        On March 25, 2015, subject to approval by our stockholders pursuant to this proxy statement, our Board adopted the Third Amendment (the "Third Amendment") to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended (the "Plan"). A copy of the Third Amendment is attached to this proxy statement as Appendix 1. The Third Amendment amends the Plan to:

  •
  Increase the aggregate number of shares of our common stock available for awards under the Plan by an additional 3,000,000 shares, from 11,588,313 shares to a total of 14,588,313 shares; and

  •
  Amend the Plan to clarify that the Company may only grant stock purchase rights and restricted stock under the Plan that qualify as performance-based compensation under Section 162(m) of the Code to the extent that the requirements of Section 162(m) of the Code and the Treasury Regulations thereunder are complied with, including the shareholder approval (and reapproval) requirements under Treasury Regulation Section 1.162-27(e)(4).

        The Guidance Software, Inc. First Amended and Restated 2004 Equity Incentive Plan originally became effective on November 10, 2006, and was amended on March 17, 2008 and February 13, 2009 to provide for certain annual equity award grants to non-employee members of the Company's Board (the "Non-Employee Directors"). At the Company's 2008 Annual Meeting of Stockholders (the "2008 Annual Meeting"), the stockholders approved an amendment to the First Amended and Restated Plan that accelerated to July 1, 2008 the automatic increase in the number of shares available under the plan that was scheduled to occur on January 1, 2009. On April 22, 2010, the stockholders approved the Plan, which amended and restated the First Amended and Restated 2004 Equity Incentive Plan. The Plan was amended on April 22, 2010 by the First Amendment thereto to modify the vesting schedule of the grants of Annual Restricted Stock (as defined below) to Non-Employee Directors. At the Company's 2012 Annual Meeting of Stockholders (the "2012 Annual Meeting"), the stockholders approved the Second Amendment to the Plan to, among other things, increase the aggregate number of shares of our common stock available for awards under the Plan.

        The material features of the Plan, as amended by the Third Amendment, are described below. The description in this proposal is qualified in its entirety by reference to the full text of the Plan and the Third Amendment.

        As of March 13, 2015, grants covering approximately 2,322,425 shares of restricted stock were outstanding under the Plan and options to purchase approximately 1,382,997 shares of common stock were outstanding under the Plan. The outstanding options as of March 13, 2015 had a weighted-average exercise price of $8.44 and weighted-average remaining contractual life of 3.6 years. As of March 13, 2015, 1,119,063 shares remained available for issuance under the Plan. The closing price of the Company's common stock on March 13, 2015 was $5.44.

  Stockholder Approval Requirement

        Stockholder approval of the Third Amendment is necessary in order for the Company to satisfy the terms of the Plan and meet the stockholder approval requirements of the NASDAQ.

        In its determination to approve the Third Amendment, the Board reviewed an analysis prepared by ExeQuity, which included an analysis of certain burn rate, dilution and overhang metrics, peer group market practices and trends, and the costs of the Plan, including the estimated stockholder value transfer cost. Specifically, the Board considered that:

  •
  In 2014, 2013 and 2012, we granted equity awards representing a total of approximately (138,639) shares (net of forfeitures), 883,765 shares (net of forfeitures) and 1,058,136 shares, respectively, under the Plan. This level of equity awards represents a three-year average burn rate of 2.3% of fully diluted common shares outstanding.

  •
  ExeQuity's analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the Third Amendment is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

        In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the size of the share reserve under the Plan, as amended by the Third Amendment, is reasonable and appropriate at this time.

  Size of Share Pool

        Subject to certain adjustments set forth in the Plan, the maximum number of shares of our common stock that may be subject to stock options and other awards under the Plan, without giving effect to the Third Amendment increasing the number of shares available for grant thereunder, is 11,588,313 shares. If the Third Amendment is approved by our stockholders, the maximum number of shares of our common stock that may be subject to stock options and other awards under the Plan will be increased by an additional 3,000,000 shares to 14,588,313 shares. If any shares covered by an award granted under the Plan are forfeited, or if an award expires, terminates or is canceled (other than by reason of exercise or vesting), then the shares covered by the award will again be available for grant under the Plan. Shares of restricted stock that are forfeited or repurchased by the Company at their original purchase price will become available for future grant under the Plan. However, shares which are tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award will count against the limit of shares available for awards under the Plan and will not be available for future grants of awards.

  Administration

        With respect to awards granted to Non-Employee Directors, the Plan is administered by the full Board. With respect to all other awards, the Plan is administered by the Compensation Committee. In addition, the Board may at any time exercise any rights and duties of the Compensation Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee. The Compensation Committee as plan administrator has the exclusive authority to administer the Plan, including, but not limited to, the power to designate participants to whom options and stock purchase rights may from time to time be granted, the types and sizes of awards, the number of awards to be granted and the number of shares of Common Stock to which an award will relate, the price and timing of awards and the acceleration or waiver of any vesting restriction.

  Re-pricing

        Neither our Board nor our Compensation Committee may, without the approval of our stockholders, reduce the price per share of a stock option after it is granted or cancel a stock option in exchange for cash or another award when the price per share of the option exceeds the fair market value of the underlying shares.

  Eligibility

        Employees and consultants of the Company or any parent or subsidiary corporation and members of the Board are eligible to receive stock options and stock purchase rights under the Plan. Only employees of the Company or any parent or subsidiary corporation are eligible to be granted options that are intended to qualify as "incentive stock options" under Section 422 of the Code. As of March 13, 2015, approximately 430 employees, including seven executive officers, six Non-Employee Directors and zero consultants were eligible to participate in the Plan.

  Awards

        The Plan authorizes grants to employees of the Company or any parent or subsidiary corporation of stock options that are intended to qualify as "incentive stock options" under Section 422 of the Code. The Plan also authorizes grants of non-qualified stock options and stock purchase rights to eligible employees, consultants and members of the Board. The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the Plan during any calendar year is 1,000,000.

  Stock Options

        Stock options granted under the Plan may be either incentive stock options or nonqualified stock options. The per share exercise price of stock options granted pursuant to the Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of the Company's stock unless the per share exercise price is at least 110% of the fair market value of a share of Common Stock on the date of grant.

        The plan administrator will determine the methods by which the exercise price of a stock option may be paid, the form of payment, and the methods by which shares of Common Stock are delivered or deemed delivered to the optionees. A participant may be permitted to pay the exercise price of a stock option or taxes relating to an option's exercise by delivering shares owned by the optionee or issuable upon exercise of the option. The term of a stock option is set by the plan administrator, provided that the term of the option may not be longer than ten years from the date the option is granted (or in the case of an incentive stock option granted to a grantee who owns more than 10% of the Company's stock, five years from the date of grant).

  Stock Purchase Rights

        Eligible employees, consultants and directors may be issued shares of restricted stock pursuant to the grant of stock purchase rights under the Plan. Restricted stock grants may be made in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock awards will be evidenced by a written agreement which may provide for restrictions on transferability, the right to repurchase shares upon the occurrence of certain specified events (such as a participant's termination, divorce, bankruptcy or insolvency) and such other restrictions as the plan administrator may determine. These restrictions and rights may lapse separately or in combination and at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines. In addition, any participant who exercises an "early exercise" option prior to its vesting will be issued restricted stock subject to similar restrictions.

  Performance-Based Awards

        The Plan provides that the plan administrator may grant stock purchase rights (and issue restricted stock upon such purchase) intended to be qualified performance-based compensation to employees who are or may be "covered employees," as defined in Section 162(m) of the Code. The Third Amendment amends the Plan to clarify that the Company may only grant stock purchase rights (and restricted stock) under the Plan that qualify as performance-based compensation to the extent that the requirements of Section 162(m) of the Code and the Treasury Regulations thereunder are complied with, including the shareholder approval (and reapproval) requirements under Treasury Regulation Section 1.162-27(e)(4).

        With respect to any stock purchase rights or restricted stock granted as performance-based awards, and within 90 days following the commencement of any fiscal year or other designated period of service, the plan administrator shall, in writing, (a) designate one or more covered employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals and amounts of such awards which may be earned for such performance period and (d) specify the relationship between performance criteria and the performance goals and the amounts of such awards to be earned by each covered employee for such performance period.

        Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, gross or net sales or revenue, net income (either before or after taxes and share-based compensation), adjusted net income, operating earnings or profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders' equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit or operating margin, productivity, expense, costs, funds from operations, margins, operating efficiency, customer satisfaction, working capital, earnings per share, adjusted earnings per share, price per share, market share, regulatory body approval for commercialization of a product, implementation or completion of critical projects, economic value, booked revenue pursuant to revenue recognition policies of the Company, and growth in deferred revenue. These performance criteria may be measured either in absolute terms by comparison to comparable performance in an earlier period(s) or as compared to results of a peer group, industry index, or other company or companies. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period.

        In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

        If any such awards are intended to be subject to Section 162(m) of the Code, the award will be subject to such additional terms and conditions as required by Section 162(m) of the Code.

        Because the Company is not seeking reapproval of the material terms of the performance goals under which qualified performance-based compensation is to be paid under the Plan (as required by Section 162(m) of the Code), the plan administrator will not be able to grant stock purchase rights

(and issue restricted stock upon such purchase) under the Plan that constitute "qualified performance-based compensation," as defined in Section 162(m) of the Code.

  Non-Employee Director Grants

        Annual Restricted Stock Award.    The Plan provides that (A) each individual who first becomes a Non-Employee Director (a "Newly Elected Non-Employee Director") at an annual meeting of stockholders and (B) each individual who is a Non-Employee Director immediately prior to each annual meeting of stockholders and who continues to serve as a Non-Employee Director following such annual meeting, in each case, will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the "Annual Restricted Stock"). Subject to the Non-Employee Director's continued service with the Company, each award of Annual Restricted Stock will vest in full upon the earlier to occur of (I) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (II) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock. For purposes of clarification, a Newly Elected Independent Director who first becomes a Non-Employee Director at an annual meeting of stockholders of the Company shall receive both an Annual Restricted Stock award and an Initial Grant (but not a Pro Rata Grant (each, as defined below)) on the date of such annual meeting of stockholders. A Newly Elected Independent Director who first becomes a Non-Employee Director on a date other than the date of an annual meeting of the Company's stockholders shall receive both an Initial Grant and a Pro Rata Grant (but not an Annual Restricted Stock award) on the date on which he or she initially becomes a Non-Employee Director.

        Newly Elected Non-Employee Directors—Initial Grant and Pro Rata Grant.    In lieu of not being entitled to receive an Annual Restricted Stock award upon election to the Board for the first time as described above, each Newly Elected Non-Employee Director will automatically be awarded on the date on which such individual initially becomes a Non-Employee Director (the "Initial Grant Date") a number of shares of restricted stock equal to the amount obtained by dividing (i) $40,000 by (ii) the fair market value of a share of Common Stock on the Initial Grant Date (the "Initial Grant"). Subject to the Non-Employee Director's continued service with the Company, each Initial Grant award will vest with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the date of grant.

        In addition to the Initial Grant award, each Newly Elected Non-Employee Director who first becomes a Non-Employee Director on a date other than the date of an annual meeting of stockholders will automatically be granted on the Initial Grant Date a number of shares of restricted stock equal to the product of (i) the amount obtained by dividing (A) $80,000 by (B) the fair market value of a share of Common Stock on the Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Initial Grant Date, by (y) 12 (the "Pro Rata Grant"). Subject to the Non-Employee Director's continued service with the Company, each Pro Rata Grant award will vest in full on the date of the Company's annual meeting of stockholders immediately following the Initial Grant Date.

  Transferability of Awards

        The Plan allows the plan administrator, in its sole discretion, to grant awards that may be transferred to "family members" of the holder, within the meaning of the Securities Act, or any other transferee specifically approved by the plan administrator after taking into account any state, federal, local or foreign tax and securities laws. The Plan provides that no award may be transferable for consideration absent stockholder approval.

  Adjustment of Securities

        In the event of any distribution, change in capitalization, or corporate transaction or event that affects the Common Stock, the Compensation Committee will make proportionate adjustments to any or all of the following in order to reflect such change or event: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which stock options or stock purchase rights may be granted under the Plan, (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding options, stock purchase rights, or restricted stock, and/or (iii) the grant or exercise price of any option or stock purchase right.

        The Committee also has the authority to take certain other actions with respect to outstanding awards in the event of a corporate transaction or change in the Company's corporate structure or capitalization, including provision for the cash-out, termination, assumption or substitution of such awards.

  Change in Control

        The Plan provides that if a change in control occurs and outstanding awards are not converted, assumed, or replaced by a successor entity, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse at least 10 days prior to the closing of the change in control transaction. In addition, even if the awards are converted, assumed or replaced, awards granted under the Plan may, at the plan administrator's discretion, be subject to accelerated vesting in the event of a change in control, provided that the holder of the award continues to be a service provider until the change in control occurs. It has been the Company's practice to provide in individual award agreements that awards will be subject to such accelerated vesting in full in the event of a change in control, and the Company expects to continue this practice.

        The Plan generally provides that the occurrence of any of the following events will constitute a change in control under the plan: (i) a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, Shawn McCreight or The McCreight Living Trust, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) hereof whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office) who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A) which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) the Company's stockholders approve a liquidation or dissolution of the Company.

  Amendment, Modification or Termination

        The Board has the authority to suspend, terminate, or amend the Plan at any time. However, no amendment will be effective unless approved by the Company's stockholders if stockholder approval is required by law, and no action of the Board may, without stockholder approval, increase the maximum number of shares issuable under the Plan, or extend the term of the Plan. In addition, no amendment, suspension, or termination may impair any existing participant's rights under the Plan or any award without the written consent of such participant. No award may be granted under the Plan on or after November 10, 2016.

  Section 409A of the Code

        To the extent applicable, the Plan and all award agreements thereunder will be interpreted in accordance with Section 409A of the Code. In the event that the plan administrator determines that any award may be subject to Section 409A of the Code, the Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Code or comply with the requirements of Section 409A of the Code.

  Federal Income Tax Aspects of Awards under the Plan

        The following is a summary of the material U.S. federal income tax consequences to the Company and to recipients of stock options and stock purchase rights. The summary is based on the Code and the U.S. Treasury regulations promulgated under the Code in effect as of the date of this proxy statement, all of which are subject to change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Plan. The laws governing the tax aspects of these awards are highly technical and such laws are subject to change. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States.

        Stock Options.    If a stock option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option, except that at the time of exercise, the excess of the then fair market value of the Common Stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, then, upon an optionee's sale of his or her shares of Common Stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of Common Stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the Common Stock at the exercise date or the sale price of the Common Stock. Any gain recognized on such a disposition of the Common Stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.

        An optionee will not recognize any taxable income at the time the optionee is granted a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the Common Stock over the exercise price, and the Company will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee's sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the Common Stock has been held for at least the applicable long-term capital gain period (currently 12 months).

        Stock Purchase Rights.    Generally, a participant will not be taxed upon the grant of a stock purchase right or the issuance of restricted stock that is subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will generally recognize ordinary income, and the Company will be entitled to a corresponding deduction, equal to the difference between the fair market value of the Common Stock and the amount the participant paid, if any, for such restricted stock. However, the recipient of restricted stock under the plan may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code.

        Section 162(m) of the Code.    In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, certain equity awards and other compensation) for certain executive officers exceeds $1,000,000 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the corporation. Because the Company is not seeking reapproval of the material terms of the performance goals under which qualified performance-based compensation is to be paid (as required by Section 162(m) of the Code), awards, other than stock options, granted under the Plan (as amended by the Third Amendment) will be subject to the deductibility limit imposed by Section 162(m), and the Compensation Committee may therefore make grants for which the Company's tax deductions may be limited or eliminated as a result of the application of Section 162(m) of the Code.

        Section 280G of the Code.    Awards that are granted, accelerated or enhanced in connection with a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

  New Plan Benefits

        The number of awards that the Company's executive officers and other employees may receive under the Plan is in the discretion of the plan administrator and therefore cannot be determined in advance. As described above, Non-Employee Directors are entitled to receive an annual award of restricted stock with a value of $80,000 for their service on our Board.

        Certain tables below under the general heading "Executive Compensation," including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year

End Table, Option Exercises and Stock Vested Table, and Equity Compensation Plan Information Table, set forth information with respect to prior awards granted to the Company's individual named executive officers under the Plan. In addition, the table below sets forth the estimated awards expected to be made under the Plan to our Non-Employee Directors during 2015. Except with respect to the annual equity grants made to our Non-Employee Directors as described above, awards under the Plan are subject to the discretion of the Compensation Committee, and the Compensation Committee has not made any determination with respect to future grants to any persons under the Plan as of the date of this proxy statement. Therefore, it is not possible to determine the future benefits that will be received by participants, except for the grants to Non-Employee Directors.

New Plan Benefits
Under Second Amended and Restated 2004 Equity Incentive Plan, as Amended

Name	Dollar Value ($)		Number of Shares/Units Covered by Awards
Victor Limongelli, Former President and Chief Executive Officer		(1)		(1)
Barry Plaga, Interim Chief Executive Officer and Chief Financial Officer		(1)		(1)
Amanda Berger, Former Vice President, Professional Services		(1)		(1)
Mark Harrington, Senior Vice President, General Counsel and Corporate Secretary		(1)		(1)
Rasmus van der Colff, Vice President of Finance and Chief Accounting Officer		(1)		(1)
Vince Schiavo, Former Senior Vice President, Worldwide Sales		(1)		(1)
All current executive officers as a group		(1)		(1)
All current directors who are not executive officers as a group	$480,000	(2)		(1)
All employees who are not executive officers as a group		(1)		(1)

(1)
Not determinable at this time.

(2)
Each Non-Employee Director will receive an annual grant of restricted stock with a value of $80,000.

        The following table provides information as of March 13, 2015, with respect to awards granted under the Plan to our individual named executive officers, directors and other groups since the inception of the Plan in 2004.

 Awards Granted Under Second Amended and Restated 2004 Equity Incentive Plan, as Amended
Since Inception of Plan Through March 13, 2015

Name and Position	Number of Shares Underlying Option Grants	Number of Restricted Stock Grants
Victor Limongelli, Former President and Chief Executive Officer	1,119,154	487,450
Barry Plaga, Interim Chief Executive Officer and Chief Financial Officer	250,000	351,094
Amanda Berger, Former Vice President, Professional Services	20,000	93,238
Mark Harrington, Senior Vice President, General Counsel and Corporate Secretary	110,000	156,214
Rasmus van der Colff, Vice President of Finance and Chief Accounting Officer	22,000	130,792
Vince Schiavo, Former Senior Vice President, Worldwide Sales	—	139,823
All Current Executive Officers, as a Group	1,760,334	1,798,441
All Current Directors Who Are Not Executive Officers, as a Group	164,800	358,001
Shawn McCreight, Chairman of the Board and Chief Technology Officer	—	—
Max Carnecchia, Director	—	10,042
Jeff Lawrence, Director	40,000	68,234
Kathleen O'Neil, Director	44,800	75,734
Christopher Poole, Director	—	22,565
Stephen Richards, Director	40,000	75,734
Robert van Schoonenberg, Director	40,000	75,734
Each Associate of Any of Such Directors, Executive Officers or Nominees for Director	—	—
Each Other Person Who Received or is to Receive 5% of such Options or Rights	—	—
All Employees, Including all Current Officers Who Are Not Executive Officers, as a Group	3,654,120	7,179,817

  Required Vote for Approval and Recommendation of the Board of Directors

        The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal. Unless marked otherwise, proxies received will be voted "FOR" the approval of the Third Amendment to the Plan.

        If our stockholders do not approve this proposal, the Plan will remain in full force without giving effect to the Third Amendment, and the Company may continue to grant awards under the Plan.

        The Board believes that the Third Amendment is desirable to accomplish the objectives of the Plan and is in the best interest of our stockholders. In particular, the increase in shares is intended to provide the Company with additional shares under the Plan that will enable the Company to provide an incentive to executive officers and other employees, aligning their compensation with shareholder value creation, and thereby helping the Company grow and the share price to increase over time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the shares of our common stock as of March 13, 2015, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each executive officer listed in the Summary Compensation Table, (iii) each of our directors, and (iv) all of our executive officers and directors as a group.

        Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder. Except as otherwise indicated, the address of each of the persons in this table is c/o Guidance Software, Inc. 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375.

	Shares Beneficially Owned
Name of Beneficial Owners	Number	Percent(1)
Owners of 5% or More of Outstanding Shares:
Shawn McCreight(2)	9,385,184	31.32
PRIMECAP Management Company(4)	3,946,244	13.17
RGM Capital, LLC(3)	3,604,793	12.03
Vanguard Investment Series PLC US Oppt Fund(5)	1,580,558	5.28
NEOs:
Victor Limongelli(6)	755,148	2.52
Barry Plaga(7)	318,142	1.06
Mark Harrington(8)	140,124	*
Amanda Berger(9)	80,392	*
Rasmus van der Colff(10)	111,429	*
Vince Schiavo(11)	107,323	*
Directors:
Max Carnecchia	10,042	*
Jeff Lawrence(12)	128,734	*
Kathleen O'Neil(13)	124,334	*
Christopher Poole	22,565	*
Stephen Richards(14)	118,149	*
Robert van Schoonenberg(15)	128,734	*
Executive officers and directors as a group (16 persons)(16)	11,703,469	38.11

*
Represents less than 1%.

(1)
Applicable percentage ownership is based on 29,962,117 shares of common stock and unvested shares of restricted stock that were outstanding as of March 13, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options currently exercisable, or exercisable within 60 days after March 13, 2015, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)
Consists of 9,385,184 shares held by The McCreight Living Trust, of which Mr. McCreight and his spouse, Jennifer McCreight, are trustees. In their capacity as trustees, Mr. and Mrs. McCreight exercise all voting and investment power with respect to the shares owned by The McCreight

  Living Trust. Does not include 156,986 shares held by the McCreight Irrevocable Trust for which Mr. and Mrs. McCreight have no voting or investment power.

(3)
Information provided pursuant to a Schedule 13G/A form filed by PRIMECAP Management Company and Karen Chen, on February 13, 2015.

(4)
Information provided pursuant via a Schedule 13F filed by RGM Capital, LLC and Robert G. Moses on December 31, 2014.

(5)
Information provided pursuant to a Schedule 13G form filed by Vanguard Investment Series PLC—U.S. Opportunities Fund, And Michael Miller on February 6, 2015.

(6)
Mr. Limongelli separated from employment with the Company on November 5, 2014 and information is current as of that date. Includes 377,110 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015.

(7)
Includes 75,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015.

(8)
Includes 40,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015.

(9)
Ms. Berger separated from employment with the Company on February 6, 2015 and information is current as of that date. Includes 20,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015.

(10)
Includes 22,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015.

(11)
Mr. Schiavo separated from employment with the Company on December 12, 2014 and information is current as of that date.

(12)
Includes 40,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015, and includes 79,806 shares held in the name of the Lawrence-Troth Family Trust.

(13)
Includes 44,800 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015.

(14)
Includes 40,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015.

(15)
Includes 40,000 shares issuable upon the exercise of options, all of which will have vested and be exercisable within 60 days after March 13, 2015, and includes 79,806 shares held in the name of the Robert van Schoonenberg Trust, dated March 11, 1998.

(16)
Includes an aggregate of 750,210 shares issuable upon the exercise of options granted to our executive officers and directors that are vested and exercisable within 60 days after March 13, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

        Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were substantially met in a timely manner, except for a late Form 4 filing made by Victor Limongelli on September 22, 2014, related to an exercise of vested incentive stock options and sale of shares, on September 19, 2014.

EQUITY COMPENSATION PLAN INFORMATION

        Information about our equity compensation plans at December 31, 2014 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Stock Options	Weighted Average Exercise Price of Outstanding Stock Options	Number of Shares to be Issued Upon Vesting of Restricted Stock Awards	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by our stockholders	1,414,762	8.36	2,058,556	1,673,713

 EXECUTIVE OFFICERS

Our Executive Officers

        The following table sets forth information as to persons who constitute our current executive officers:

Name	Age	Position(s)
Barry Plaga	53	Interim Chief Executive Officer and Chief Financial Officer
Jay Ackerman	47	Chief Revenue Officer
Ken Basore	50	Senior Vice President, Chief Information Officer
Mark Harrington	48	Senior Vice President, General Counsel and Corporate Secretary
Shawn McCreight	49	Chief Technology Officer
Stephanie Urbach	49	Senior Vice President, Human Resources
Rasmus van der Colff	49	Vice President, Finance and Chief Accounting Officer

        Barry Plaga has served as Interim Chief Executive Officer since November 5, 2014 and as Chief Financial Officer since October 31, 2008. He was formerly Vice President of Financial Global Processes at Sun Microsystems, Inc. (NASDAQ: JAVA), where he reported to the Chief Financial Officer, and where he oversaw financial planning and forecasting, finance program management, and the finance components of Sun's Oracle ERP project. Previously he served for six years as Chief Financial Officer of SeeBeyond Technology Corporation (NASDAQ: SBYN), where he was responsible, in addition to his core finance and accounting role, for mergers and acquisitions, legal, information technology, human resources, administration, and facilities. Prior to SeeBeyond, Mr. Plaga served as Chief Financial Officer of Activision, Inc. (NASDAQ: ATVI) for two years, and as Vice President of Finance and Chief Accounting Officer at Activision for six years before that. Mr. Plaga is a Certified Public Accountant with graduate and undergraduate degrees from the University of Southern California.

        Jay Ackerman has served as Chief Revenue Officer since December 2014. From 2005 to 2014, Mr. Ackerman held various senior management positions at Service Source, as the Head of Worldwide Sales and Customer Success, Chief Renewals Officer and Chief Services Officer and EVP. Prior to Service Source, Ackerman was president and CEO for WNS North America. Previously, Mr. Ackerman held senior management positions at Exult, Inc. and Gunn Partners, Inc. Mr. Ackerman has a Master of Business Administration from the Stern School of Business and a Bachelor of Arts in Economics from Connecticut College.

        Ken Basore has served as Senior Vice President and Chief Information Officer since December, 2014, and has worked in senior management positions within the Company for the past fifteen years. A 20-year veteran of law enforcement and a computer forensic expert for more than 12 years, he directs the development of the company's software and hardware products and supervises worldwide Training operations, Customer Service and Facilities. As Chief Information Officer, he has responsibility for corporate and SaaS infrastructure, as well as information security. Previously, Mr. Basore was a police officer for 17 years where he developed the first Regional Computer Forensics Laboratory in San Diego, California. Basore is a certified Electronic Evidence Collection Specialist, a Federal Bureau of Investigation-Computer Analysis Response Team (CART) forensic examiner and an EnCase Certified Examiner. He is also a member of the High Technology Crime and Investigation Association (HTCIA) and the International Association of Computer Investigative Specialists (IACIS).

        Mark Harrington has served as General Counsel since January 2006, as Corporate Secretary since December 2007 and Senior Vice President since December, 2014. Prior to his appointment as Corporate Secretary, he served as Assistant Corporate Secretary from June 2005 to December 2007 and prior to his appointment as General Counsel, he held the position of Associate General Counsel from August 2004 until December 2005. Prior to joining Guidance, Mr. Harrington served as a Senior Attorney and Division General Counsel for Intel Corporation (NASDAQ: INTC). From June of 1997

until August 2000, Mr. Harrington served as Senior Counsel for Trillium Digital Systems, Inc., a telecommunications software developer that was purchased by Intel in August of 2000. Mr. Harrington started his career after law school working at the law firm of Munger, Tolles & Olson. Mr. Harrington received a J.D. from Southwestern University School of Law and a B.S. in English with an emphasis in Business Administration, from the University of California at Los Angeles.

        Shawn McCreight founded Guidance Software, Inc. in November 1997 and has served as Chairman of the Board of Directors since its inception. From January 2003 to the present, he has served as Chairman and Chief Technology Officer. Prior to January 2003, he served as Founder and Chief Executive Officer. Mr. McCreight received an A.B. in Physics from the University of California at Berkeley. We believe Mr. McCreight's qualifications to sit on our Board include his extensive experience in the designing and developing of software programs and applications, including the original development of our EnCase® software and his management and industry experience which includes acting as our Chairman since the inception of the Company and our Chief Technology Officer since 2003.

        Stefanie Urbach has served as Senior Vice President, Human Resources since February, 2015. Previously, Ms. Urbach worked as a human resources leader for Jacobs Engineering Group, Inc., (JEC). From 1988 to 2012, Ms. Urbach held various management positions at Avery Dennison (AVY), including as head of human resources for technology. Ms. Urbach has been a member of the Society for Human Resource Management since 1988. She earned a Bachelor of Arts in English American Studies from the University of California at Los Angeles.

        Rasmus van der Colff has served as Vice President Finance and Chief Accounting Officer, since March 2009. Prior to joining the Company, he served as Vice President, Corporate Controller and Chief Accounting Officer for THQ, Inc. (NASDQ: THQI), where he oversaw worldwide accounting, financial reporting and tax. Prior to THQ, Inc. he served two years at Sun Microsystems as Director of Global Accounting, where he was responsible for overseeing the worldwide accounting organization. Previously he served as Vice President Finance and Chief Accounting Officer for SeeBeyond Technology Corporation (NASDAQ: SBYN), overseeing worldwide accounting, financial reporting and tax. Prior to SeeBeyond, he served as Vice President Finance for Activision, Inc. (NASDAQ: ATVI) for three years and Corporate Controller for three years before that. Mr. van der Colff was also an auditor with KPMG in South Africa for four years. He is a Certified Public Accountant and holds a graduate degree from the University of South Africa and an undergraduate degree from the University of Pretoria, South Africa.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis explains our executive compensation philosophy, each element of our executive compensation program and the decisions made with respect to 2014 for our Named Executive Officers ("NEOs") as determined under the rules of the SEC. Our 2014 NEOs were as follows:

Name	Position
Victor Limongelli(1)	Former President and Chief Executive Officer
Barry Plaga	Interim Chief Executive Officer and Chief Financial Officer
Amanda Berger(2)	Former Vice President, Professional Services
Mark Harrington	Senior Vice President, General Counsel and Corporate Secretary
Vince Schiavo(3)	Former Senior Vice President, Worldwide Sales
Rasmus van der Colff	Vice President, Finance and Chief Accounting Officer

(1)
Mr. Limongelli separated from employment with the Company on November 5, 2014.

(2)
Ms. Berger separated from employment with the Company on February 6, 2015.

(3)
Mr. Schiavo separated from employment with the Company on December 12, 2014.

        The Company is a leading global provider of digital investigative solutions. The Company's compensation philosophy is that compensation programs should be designed to attract, motivate and retain highly qualified employees. Historically, the Company has aimed to provide its employees with base salary to offer a degree of financial certainty and stability, annual incentive compensation to help motivate our employees to achieve annual short-term objectives, and equity incentive awards to reward the creation of stockholder value over the long term. Our philosophy, however, is to protect stockholder value by paying only for excellent performance by our employees and not to pay for sub-par performance.

        In May 2014, we held a stockholder advisory vote to approve the compensation of our NEOs (the "say-on-pay proposal"). Our stockholders approved the compensation of our NEOs, with approximately 81% of stockholder votes cast in favor of the say-on-pay proposal. The Compensation Committee believes that the 2014 vote affirms our stockholders' support of our approach to executive compensation and continued to follow that same approach for purposes of determining 2015 executive compensation.

Pay-for-Performance

        Pay for performance is an important component of the Company's compensation philosophy. Consistent with this focus, the Company's compensation program includes annual cash incentives and long-term equity incentives.

  Performance Objectives

        For executives who were eligible to participate in the Company's 2014 annual cash incentive plan, which include Messrs. Limongelli, Plaga, Harrington and van der Colff, the Company measures the executive's performance based only on corporate goals. The corporate goals under this plan include a Financial Metric which consists of revenue recognized in accordance with accounting principles generally accepted in the United States ("GAAP") and non-GAAP operating income (as discussed further in the "Annual Cash Incentives" section of this Compensation Discussion and Analysis).

        Ms. Berger and Mr. Schiavo participated in the Company's commission plan which measures the executive's performance based on company and individual goals. The company goals under this plan include Licensed Product revenue and Professional Services revenue.

  2014 Performance and How Performance is Linked to Pay

        Based on our performance in 2014, we did not meet the minimum thresholds under our annual cash incentive plan:

  •
  Revenue was $108.7 million, which was below the minimum threshold of $116.1 million established by the Compensation Committee; and

  •
  Non-GAAP operating income was a loss of $2.57 million, which was below the minimum threshold of a loss of $600,000 established by the Compensation Committee.

        As a result, none of Messrs. Plaga, Harrington or van der Colff received a bonus payment under the annual cash incentive plan. The commission and bonus payout to Ms. Berger with respect to the performance metrics of the Professional Services division was equal to 40% of her On Target amount for the year. The commission and bonus payout to Mr. Schiavo was equal to 71.86% of his On Target amount for the year.

Shareholder Interest Alignment

        We believe that our compensation programs are strongly aligned with the long-term interests of our shareholders. We provide pay that is highly leveraged toward performance-based and "at-risk" cash and equity in order to align total compensation with shareholder interests by encouraging long-term performance. Performance-based and "at risk" cash and equity represent a significant portion of the compensation of our NEOs as a percentage of total compensation with approximately 69.4% of Mr. Limongelli's 2014 total target direct compensation based on such elements of compensation, and approximately 57.8% of 2014 total target direct compensation based on such elements of compensation for all other NEOs. The table below shows the 2014 total target direct compensation mix for Mr. Limongelli (as our President and Chief Executive Officer in 2014) and the aggregate 2014 target total direct compensation for the other NEOs.

2014 Target Total Direct Compensation Pay Mix*

	Target
	Amount	Percentage of Target Total Direct Compensation
Former President and Chief Executive Officer
Base Salary	$395,000	30.6%
On Target Annual Cash Incentive	$395,000	30.6%
Long-Term Equity Compensation	$500,001	38.8%

Total	$1,290,001	100%
All Other NEOs (Excluding Former President and Chief Executive Officer)
Base Salary	$1,394,000	42.2%
On Target Annual Cash Incentive	$957,200	29.0%
Long-Term Equity Compensation	$950,007	28.8%

Total	$3,301,207	100%

*
Total Target Direct Compensation is the sum of (i) annual base salary as approved by the Compensation Committee in January 2014, (ii) On Target annual cash incentive as shown in the "2014 On Target Annual Cash Incentive" table below, and (iii) the target value of the annual long-term incentive grant, which is calculated to be the grant date fair value of the restricted stock awards granted in February 2014 (i.e., excluding the restricted stock granted to Mr. Plaga in November 2014 following his appointment as Interim Chief Executive Officer).

  Good Governance and Best Practices

          In furtherance of our objective of implementing policies and practices that are mindful of the concerns of our stockholders, (i) the Compensation Committee is comprised solely of independent directors, and (ii) the Compensation Committee retained an independent compensation consultant to provide it with advice on matters related to executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in our SEC filings.

          The Company provides competitive pay opportunities that reflect best practices. The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, the Company:

  •
  Does not provide supplemental retirement benefits to the NEOs;

  •
  Does not provide perquisites to the NEOs unless they are generally available to all employees;

  •
  Does not provide extraordinary relocation payments to NEOs;

  •
  Maintains incentive compensation plans that do not encourage undue risk taking and align executive rewards with annual and long-term performance;

  •
  Has not engaged in the practice of re-pricing/exchanging stock options;

  •
  Does not provide for any "modified single trigger" severance payments to any NEO;

  •
  Does not provide any tax gross-up payments in connection with any Company compensation programs to any NEO;

  •
  Maintains an equity compensation program that has a long-term focus, including equity awards that generally vest over a period of four years.

  •
  Do not permit our directors or employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions with respect to our securities.

Processes and Procedures for Considering Compensation

Compensation Committee Scope of Authority

        The Committee has authority: (1) to discharge the Board's responsibilities relating to compensation of the Company's executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company, and (2) to oversee the development and implementation of succession planning for Company senior management positions.

        In addition to the powers and responsibilities expressly delegated to the Committee in its charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in its charter or otherwise may be exercised and carried out by the Committee as it deems appropriate without requiring Board approval, and any decision made by the Committee, including any decision to exercise or refrain from exercising any of the powers delegated to the Committee, is at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee has and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee has the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Role of the Compensation Committee in Determining or Recommending Compensation

        The Committee, at least annually, reviews and approves corporate goals and objectives relating to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluates the performance of the CEO in light of those goals and objectives, and determines and approves the compensation of the CEO based on such evaluation. The Committee has sole authority to determine the CEO's compensation. In addition, the Committee, at least annually, reviews and approves all compensation for all directors and for the NEOs and other senior officers, including any employment agreement, change in control arrangement, or severance arrangement for each Named Executive Officer or officer. The Committee also reviews and approves annual corporate goals and objectives for our NEOs and evaluates performance of these officers in light of those goals and objectives and approves compensation for these officers based on such evaluations.

        The Committee periodically manages and reviews all annual bonus, long-term incentive compensation, equity award, employee pension and welfare benefit plans, including our 401(k) plan, long-term incentive plan, annual cash incentive plan and others. The Committee also establishes and periodically reviews policies concerning benefits. The Committee periodically reviews the Company's policy regarding compensation paid to the Company's executive officers in excess of limits deductible under Section 162(m) of the Code and determines the Company's policy with respect to change of control or "parachute" payments.

Role of the Chief Executive Officer in Determining or Recommending Compensation

        The CEO does not determine his compensation and, since the formation of the Committee, has not determined the compensation of the other NEOs. However, the Committee may request proposals from the CEO from time to time regarding incentive compensation targets or other compensation for any NEOs or other senior officers. In general, the CEO makes recommendations to the Compensation Committee regarding compensation changes for his direct reports and the Compensation Committee meets in executive session to discuss the CEO's annual compensation.

Compensation Consultant

        The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee.

        In January, 2013, the Compensation Committee engaged the services of ExeQuity LLP ("ExeQuity") to advise the Compensation Committee on matters related to CEO and executive compensation, non-employee director remuneration and assistance with preparing compensation disclosure for inclusion in the Company's SEC filings, and considered those findings for purposes of determining the compensation of our NEOs for fiscal year 2013 and considered those findings again for fiscal year 2014. ExeQuity did not provide any other services to the Company or management other than work for the Compensation Committee on these matters. The Compensation Committee has determined that ExeQuity is independent and does not have any conflicts of interest with the Company. However, in fulfilling its responsibilities, ExeQuity interacted with management or the Company's other outside advisors to the extent necessary or appropriate.

Compensation Philosophy and Peer Group Review

        The Compensation Committee and the Company worked with ExeQuity to develop a list of comparative companies for purposes of establishing executive compensation of our NEOs for the fiscal year 2013. Based on ExeQuity's advice, the Compensation Committee reviewed compensation data from sixteen publicly traded peer companies ("Market Study"). The Compensation Committee determined that it was appropriate to also use the Market Study for purposes of establishing the executive compensation of our Named Executive Officers for the fiscal year 2014. The sixteen peer companies in our Market Study selected for our 2014 peer group were in the software industry, had annual revenues ranging from $87 to $224 million, comparable pay models and served mainly business customers. These peer companies were: (i) Accelrys, Inc., (ii) Actuate Corp., (iii) American Software, Inc., (iv) Broadsoft, Inc., (v) Callidus Software, Inc., (vi) Eloqua, Inc., (vii) Imperva, Inc. (viii) Infoblox, Inc., (ix) Interactive Intelligence, Inc., (x) Jive Software, Inc., (xi) Proofpoint, Inc. (xii) PROS Holdings, Inc., (xiii) Qualys, Inc. (xiv) Sourcefire, Inc., (xv) Tangoe, Inc., and (xvi)VASCO Data Security International.

        The Company's goal is to attract and retain high caliber executives that are capable of executing our business and growth strategy. To this end, the Compensation Committee has designed our executive compensation program so that achieving the Total Target Direct Compensation (as defined above) level requires attaining strategic objectives, corporate performance goals and individual goals. Base salary is the non-variable portion of the compensation of our NEOs. Our annual cash bonuses aim to compensate executives for annual performance of the Company in a given reporting year, while equity compensation is designed to compensate corporate executives for long-term growth and performance of the Company in a manner that maximizes shareholder value. The Company's compensation philosophy is that Total Target Direct Compensation should approximate the fiftieth percentile, when measured against comparable executives at peer group companies, with individual variations for specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires.

        For 2014, Total Target Direct Compensation for individual NEOs, when measured against the peer group in the Market Study, were as follows:

Name	Position	2014 Target Direct Compensation ($000)	Median	75th	Variance from Median	Variance from 75th
Victor Limongelli	CEO and President	$1,290	$1,425	$2,032	(9)%	(36)%
Barry Plaga	CFO	$843	$836	$1,025	1%	(17)%
Amanda Berger	VP, Prof. Services	$610	$501	$610	22%	0%
Mark Harrington	GC and Corp. Sec.	$605	$575	$802	5%	(25)%
Vince Schiavo	SVP, Sales	$650	$602	$1,086	8%	(40)%
Rasmus van der Colff	VP Finance & CAO	$593	$568	$680	4%	(13)%

        In keeping with the Company's compensation philosophy, historically the Compensation Committee has targeted total target direct compensation of our NEOs to approximate the fiftieth percentile of peer companies. In January, 2014, after reviewing the Market Study and in consideration of company and individual performance, the Compensation Committee confirmed its equity compensation component was properly designed so that the annual equity compensation component of our NEOs for 2014 would meet or exceed the fiftieth percentile of the peer group. As a result, the average 2014 Total Target Direct Compensation of our NEOs, as a group, slightly exceeds the median of the peer group, with variances related to the relative market capitalization of the Company to its peers and variances of specific NEOs in a given fiscal year reflecting their experience, role, ability to affect future results, and previous compensation levels in the case of recent hires.

Base Salaries

        Base salaries for NEOs are set with regard to the individual's position within the Company and the individual's current and sustained performance results. Base salary levels, and any increases or decreases to those levels for each executive, are reviewed annually by the Compensation Committee, and may be adjusted based on factors such as the overall performance of the Company, new roles and/or responsibilities assumed by the executive, the performance of the executive's area of responsibility, the executive's significant impact on strategic goals, the length of service with the Company, or revisions to the Company's compensation philosophy. In January, 2014, after reviewing the Market Study, the Compensation Committee decided not to increase the base salaries of our NEOs for 2014. In November, 2014, upon his appointment as Interim Chief Executive Officer of the Company, the base salary of Mr. Plaga was increased to $360,000. In the first quarter, 2015, after reviewing the Market Study and base salaries, the Compensation Committee decided to increase the base salary of Mr. Harrington to $280,000 but to otherwise not increase the base salaries of our NEOs for 2015. Base salaries for 2013, 2014 and 2015 are summarized below:

		Base Salary
Name	Position	2015		2014	2013
Victor Limongelli	Former CEO and President		$(1)	$395,000	$395,000
Barry Plaga	Interim CEO and CFO	$360,000	(2)	$335,000	$335,000
Amanda Berger	Former VP, Prof. Services	$235,000		$235,000	$235,000
Mark Harrington	SVP, GC and Corp. Sec.	$280,000		$270,000	$270,000
Vince Schiavo	Former SVP, Sales		$(3)	$275,000	$275,000
Rasmus van der Colff	VP Finance & CAO	$279,000		$279,000	$279,000

(1)
Mr. Limongelli separated from employment with the Company on November 5, 2014.

(2)
Mr. Plaga base salary was increased to $360,000 effective on November 5, 2014 upon his appointment as Interim Chief Executive Officer.

(3)
Mr. Schiavo separated from employment with the Company on December 12, 2014.

Annual Cash Incentives

        In addition to base salaries, the Compensation Committee believes that annual performance-based incentives play an important role in providing incentives to our executives to achieve and exceed short-term performance goals. Annual cash incentives for NEOs in 2014 were targeted to fall within the fiftieth to seventy-fifth percentile of comparable levels of our peer groups in the Market Study. Each year, the Compensation Committee establishes a range of cash incentive bonus opportunities for the Company's managers ("Target Annual Incentives"), including the NEOs. The Compensation Committee then works with the CEO to develop individual performance goals that are set at levels the Compensation Committee believes are challenging, but possible, for the NEOs to achieve. The amounts of annual cash incentives increase to the extent the Company and the individual meet and exceed performance expectations.

        At the end of each year, the Committee measures the level of achievement for each corporate and/or individual performance goal and awards credit for the achievement of goals as a percentage of the Target Annual Incentive. Final determinations as to annual cash incentive levels are then based on the achievement of applicable goals. Actual incentives are generally paid to the executives in the first quarter of the subsequent fiscal year. The Committee assigns an On Target Annual Cash Incentive as a percentage of an executive's base salary. The 2014 On Target Annual Cash Incentive of our NEOs, was as follows:

2014 On Target Annual Cash Incentive

Name	Position	Percentage of Base Salary	On Target Annual Cash Incentive
Victor Limongelli	Former CEO and President	100%	$395,000
Barry Plaga	Interim CEO and CFO	62%	$207,700
Amanda Berger	VP, Prof. Services	85%	$200,000
Mark Harrington	SVP, GC and Corp. Sec.	50%	$135,000
Vince Schiavo	SVP, Sales	100%	$275,000
Rasmus van der Colff	VP Finance & CAO	40%	$111,600

Annual Cash Incentive Plan—Messrs. Limongelli, Plaga, Harrington and van der Colff

        For 2014, the On Target Annual Cash Incentive for Messrs. Limongelli, Plaga, Harrington and van der Colff was awarded pursuant to the Annual Cash Incentive Plan, which trigger a cash incentive payout to the extent the Company achieved certain financial targets (collectively, the "Financial Metric"), which consisted of the following:

          (a)   50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of revenue recognized in accordance with GAAP ("Revenue"), and

          (b)   50% of Financial Metric was based on a sliding scale depending on the Company's achievement of adjusted non-GAAP operating income ("Non-GAAP Operating Income").

        In 2014, the Non-GAAP Operating Income target excluded share-based compensation, amortization of intangibles, realignment expenses and gain on sale of domain name.

Financial Metric

        For the Financial Metric, a sliding scale was adopted whereby the initial threshold payment was set at 25%, the median threshold payout of 50%, the target payout was 100% and the maximum payout was 150% of the Target Annual Incentive, calculated as follows:

  (a)
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of Revenue, and

  (b)
  50% of the Financial Metric was based on a sliding scale depending on the Company's achievement of Non-GAAP Operating Income.

        The table below shows the initial threshold, median threshold and maximum Financial Metric goals, which were which were in line with our internal business plan.

Financial Metric	Initial Threshold	Median Threshold	Target	Maximum
Revenue	$116,100,000	$117,100,000	$120,100,000	$130,100,000
Non-GAAP Operating Income	$(600,000)	$0	$1,000,000	$7,400,000

        The Revenue component and Non-GAAP Operating Income component were independent of each other. An initial threshold payout of 12.5% of the Financial Metric could have been achieved by the executive if the Company achieved the initial threshold of either the Revenue component or the Non-GAAP Operating Income component (for a total of 25% if both components of the Financial Metric initial thresholds were achieved). The median threshold payout of 25% the Financial Metric could have been achieved by the executive if the Company achieved median threshold of either the Revenue component or the Non-GAAP Operating Income component (for a total of 50% if both components of the Financial Metric median thresholds were achieved). The target payout of 50% of the Financial Metric could have been achieved by the executive if the Company achieved the target of either the Revenue component or the Non-GAAP Operating Income component (for a total of 100% if both components of the Financial Metric targets were achieved). The maximum payout of 75% of the Financial Metric could have been achieved by the executive if the Company achieved the maximum of either the Revenue component or the Non-GAAP Operating Income component (for a total of 150% if both components of the Financial Metric maximums were achieved).

        For 2014, the Company's actual Revenue was $108.7 million and Non-GAAP Operating Income was a loss of $2.57 million, which resulted in a 0% payout of the annual cash incentive to each of the participating executives for 2014 performance.

        The table below sets forth our targets, achievements and actual payments, with respect to the Financial Metric component of our 2014 Annual Cash Incentive Plan:

		Components of Financial Metric
Name	2014 Financial Metric Target	Target Revenue Component	Revenue Achievement (0%)	Non-GAAP Operating Income Target Component	Non-GAAP Operating Income Achievement (0%)	Actual 2014 Annual Cash Incentive Awarded
Victor Limongelli	$395,000	$197,500	$0	$197,500	$0	$0
Barry Plaga	$207,700	$103,850	$0	$103,850	$0	$0
Mark Harrington	$135,000	$67,500	$0	$67,500	$0	$0
Rasmus van der Colff	$111,600	$55,800	$0	$55,800	$0	$0

Commission Plan—Ms. Berger

        In lieu of the annual cash incentive plan applicable to the other NEOs as described above, Ms. Berger participated in a commission and bonus-based plan that included an On Target incentive (rather than a Financial Metric). The On Target incentive consisted of a commission component based on the achievement of certain Professional Services division revenue goals and a bonus component based on the achievement of certain quarterly gross margin operating targets. Ms. Berger's target amount for the On Target incentive was $200,000, $100,000 of the $200,000 was commission-based, consisting of (i) $80,000; payable to the extent each quarter that Ms. Berger met quarterly Professional Services division revenue targets of $4,700,000, $4,900,000, $5,100,000, $5,600,000, for the first, second, third and fourth quarters, respectively, in 2014, ("Service Revenue Bonus"); and, (ii) $20,000; paid $5,000 each quarter to the extent that Ms. Berger met quarterly hosted revenue targets of $2,300,000 per quarter ("Hosted Revenue Bonus"). $60,000 of the $200,000 would be payable $15,000 each quarter, to the extent quarterly gross margin thresholds were at or above an annualized rate of 38.83% ("Margin Bonus"). In addition to the quarterly commission and bonus components described above, Ms. Berger was eligible to receive an On Target annual bonus in the amount of $40,000 to the extent annual professional services and hosting revenues met or exceeded $29,500,000 during 2014 ("Annual Bonus"). Ms. Berger's commission and bonus plan included a minimum payout of 0% if the Company failed to meet any of the above stated performance thresholds, and a 100% On Target commission payout if the Company had achieved the quarterly and annual targets stated herein. Ms. Berger's commissions were paid on a sliding scale whereby the commission rate increased as sales increased during a quarter and year. While there was no cap on the amount of total commission-based compensation that Ms. Berger could have received in 2014, the payout of each quarterly On Target incentive amount was limited as follows: the commission rate applicable to additional revenue above 125% of the quarterly revenue targets was capped at 3% and the commission rate applicable to additional revenue above 125% of quarterly hosting revenue was capped at 1.20%.

        Ms. Berger earned a total of $79,941 in commission and bonuses for 2014 performance which was equivalent to 40% of her On Target Annual Cash Incentive and which were paid based on quarterly Service Revenue Bonuses of $19,787, $12,929, $9,928 and $14,614 calculated on actual quarterly services revenue of $4,682,961, $4,288,504, $4,231,078 and $4,764,044 respectively and, and quarterly Hosted Revenue Bonuses of $4,959, $1,411, $929 and $383, calculated on actual quarterly hosted revenue of $2,377,695, $1,845,160, $1,689,709 and $1,507,701 respectively. Ms. Berger received a Margin Bonus of $15,000 in the first quarter of 2014. Annual professional services and hosting revenues for 2014 were $25,386,852 which fell below the minimum threshold for a payment of the On Target Annual Bonus and consequently, no amounts were paid to Ms. Berger with respect to the Annual Bonus.

Commission Plan—Mr. Schiavo

        In lieu of the annual cash incentive plan applicable to the other NEOs as described above, Mr. Schiavo participated in a commission and bonus-based plan that included an On Target incentive (rather than a Financial Metric). The On Target incentive consisted of a commission component based on Licensed Product revenues based on the achievement of certain quarterly and annual overall Company revenue targets. For 2014, Mr. Schiavo's target amount for the On Target incentive was $275,000. $250,000 of the $275,000 was commission-based, consisting of (i) $210,000 in commissions payable to the extent the Company achieved recognizable revenue for software, services, first year support (SMS) and training revenue of $63,504,308 and (ii) $40,000, payable $10,000 quarterly to the extent Mr. Schiavo achieved quarterly revenue targets of 11,219,566; 12,635,266; 26,508,288 and 13,141,187 for the first, second, third and fourth quarters, respectively, in 2014. Further, a one-time bonus of $25,000 would be payable if the annual target of $63,504,308 in software, services, first year support (SMS) and training was achieved. Mr. Schiavo's commission plan relating to license revenue included a minimum payout of 0% if the Company achieved no revenue and 100% payout if he met quarterly targets and the Company had achieved $63,504,308 in annual license, services, first year support (SMS) and training revenue. Mr. Schiavo's commissions were paid on a sliding scale and the commission rate increased as sales thresholds were exceeded during the quarter and calendar year. There was no cap on the amount of total commission-based compensation that Mr. Schiavo could have achieved in 2014; however, the commission rate applicable to additional revenue over $127,008,610, was capped at 0.7113% for revenues above that amount.

        Mr. Schiavo earned a total of $197,626 in commissions for 2014 performance, for revenues achieved prior to his mutual separation from the Company on December 12, 2014. Revenues calculated for purposes of commission payment for Mr. Schiavo were $50,789,645, which correlated into commissions of $187,626.91. Actual quarterly revenues for purposes of commission calculations in the second quarter of 2014 were $14,027,537, exceeding the target threshold for the quarter and resulting in an additional payment of $10,000 to Mr. Schiavo. The annual revenue target was not achieved and no annual bonus was paid.

Summary

        The following are the target and actual annual cash incentive payments for the NEOs in 2014:

Name	2014 Target Annual Incentive Bonus	2014 Actual Annual Incentive Bonus(1)
Victor Limongelli	$395,000		$(1)
Barry Plaga	$207,700	$0
Amanda Berger	$200,000	$79,941	(2)
Mark Harrington	$135,000	$0
Vince Schiavo	$275,000	$197,626	(2)
Rasmus van der Colff	$111,600	$0

(1)
Per the terms of his employment agreement, upon his separation of employment from the Company on November 5, 2014, Mr. Limongelli was paid an amount equal to 100% of his On Target Annual Incentive Bonus.

(2)
Ms. Berger and Mr. Schiavo's actual incentive bonus consisted of the payment of commissions and bonuses under the commission plan entered into between the executive and the Company during 2014.

Long-Term Incentives

        For certain of the NEOs, long-term incentives consist of stock options or restricted stock. Restricted stock and stock options generally vest in equal installments over four years and stock options are priced at the closing price of our common stock on the date of grant, and generally expire ten years after the grant date. In 2013, based on the recommendation of our compensation consultant, ExeQuity LLP, our Compensation Committee continued to follow a formal annual equity grant practice so that our annual grants to our NEOs, when combined with other forms of compensation, Target Total Direct Compensation that, in the aggregate, is aimed to be at the median of compensation with our peer group. Executives have been provided an equity grant at the time of hire and, prior to 2014, subsequent awards have been discretionary and tied to the Compensation Committee's assessment of the individual's performance and criticality to future success, historical equity grants and holdings, and cash compensation, with the intent to Target Total Direct Compensation at the median of our peer group. As a result, the relative size of equity awards may vary among our NEOs depending on the performance, experience and contributions of the individual executive.

        In 2014, the Board considered a number of specific factors in determining the equity award for Mr. Limongelli, which included the following: (i) Company performance, (ii) individual performance, (iii) Market Study peer group capital adjusted grant sizes at the median and seventy-fifth percentiles, (iv) the retention value (or lack thereof) of prior performance based grants awarded by the Board in 2007, (v) incentives to achieve long-term strategic objectives, and (vi) the relative size of grants to the CEO's direct reports. The Board also considered several types of equity awards and concluded that restricted stock awards would more closely match the relative performance of the Company's stock over time when compared to other forms of equity awards. Based on such factors, in 2014, the Compensation Committee granted Mr. Limongelli 49,116 shares of restricted stock. The award vests in equal installments on February 5, 2015, 2016, 2017 and 2018 provided that Mr. Limongelli remained an employee of the Company on each vesting date, subject to accelerated vesting in the event of an Acquisition of the Company (as described below). Upon his separation of employment from the Company on November 5, 2014, as an additional severance benefit, the Board accelerated the vesting of 84,894 shares of restricted stock previously granted to Mr. Limongelli that were otherwise scheduled to vest between January 25, 2015 and February 5, 2015.

        Based on the Compensation Committee's assessment of the individual's performance and criticality to future success, historical equity grants and holdings, and cash compensation, the Compensation Committee granted restricted stock awards as incentive compensation to the following executives: (i) 29,470 shares of restricted stock to Mr. Plaga; (ii) 19,646 shares of restricted stock to Mr. Harrington; (iii) 17,191 shares of restricted stock to each of Mr. van der Colff and Ms. Berger; and (iv) 9,823 shares of restricted stock to Mr. Schiavo. These restricted stock awards vest in equal installments on February 5, 2015, 2016, 2017 and 2018, so long as the Named Executive Officer remains an employee of the Company on each vesting date, subject to accelerated vesting in the event of an Acquisition of the Company (as described below). Upon his appointment as Interim Chief Executive Officer on November 5, 2014, the Board granted Mr. Plaga an additional 35,000 shares of restricted stock. The award vests 100% on November 5, 2015, so long as Mr. Plaga remains an employee of the Company. In making its equity grant decisions, the Committee uses restricted stock award grants for each Named Executive Officer to reflect the relative impact that the Named Executive Officer's performance has in achieving an increase in shareholder value.

Welfare Benefits

        The NEOs are eligible to participate in the same medical, dental, life, disability and accident insurance programs that are available to our U.S.-based employees.

Savings Plans

        Our 401(k) savings plan provides a Company match of up to 6% of cash compensation corresponding to one-half the amount contributed by the participant. All investment options in these plans are market-based; there are no "above-market" or guaranteed rates of return offered in these plans.

Employment, Severance and Change of Control Agreements

        We have entered into employment agreements with certain NEOs to help provide stability and security and encourage them to remain with us. We also provide certain severance and/or change in control benefits to the NEOs in order to attract and retain them and to protect the interests of our stockholders. The employment agreements with Messrs. Limongelli and Plaga provide for severance payments and benefits in the event that the executive's employment with us terminates under certain circumstances. In 2009, in order to retain and recruit qualified employees, the Board approved a severance policy ("Severance Plan") that is generally applicable to the employees of the Company and its NEOs and authorized management of the Company to amend the employment agreements with certain NEOs who participate in the Severance Plan. Messrs. Harrington, van der Colff, Schiavo and Ms. Berger participate in the Severance Plan and the Company amended their employment agreements accordingly.

        In addition, as an additional severance benefit to Mr. Limongelli, the Board agreed to extend the post-employment exercisability period of 360,135 vested stock options held by Mr. Limongelli until the earlier of the expiration of the term of such options and May 5, 2015. The Board also unanimously agreed to accelerate the vesting of 84,894 shares of restricted stock previously granted to Mr. Limongelli that were otherwise scheduled to vest between January 25, 2015 and February 5, 2015.

        In connection with his appointment as Interim Chief Executive Officer on November 5, 2014, the Board agreed to provide Mr. Plaga additional severance benefits in the event of his termination without cause at the time of or within 18 months after a change and control of the Company.

        Stock options granted under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan, as amended (the "Equity Incentive Plan") since its inception have generally been subject to fully accelerated vesting in the event that an Acquisition (as defined in Equity Incentive

Plan) of the Company occurs, provided that the holder continues to be a service provider until the Acquisition. Restricted stock awards granted pursuant to the Equity Incentive Plan include the same accelerated vesting provisions.

        The terms of these arrangements are described below in more detail under the caption "Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2014."

Perquisites

        Other than those outlined in this document, there are no perquisites available to the NEOs. The NEOs have access to the same facilities and workplace amenities as do all of our employees.

Impact of Tax and Accounting

        As a general matter, the Compensation Committee takes into account the various tax and accounting implications of the compensation vehicles employed by the Company.

        When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under ASC Topic 718, grants of stock options and restricted stock awards result in an accounting charge for the Company equal to the grant date fair value of those securities. For restricted stock, the accounting cost is generally equal to the fair market value of the underlying shares of common stock on the date of the award. The cost is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value based on the Black-Scholes model with an adjustment for possible forfeitures and amortizes that value as compensation expense over the vesting period. The Company uses a binomial methodology (Monte-Carlo Simulation) for awards with market conditions. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

        Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that we may deduct for tax purposes in any year with respect to each of our NEOs, other than our Chief Financial Officer, except that performance-based compensation that meets applicable requirements is excluded from the $1 million limit. When warranted due to competitive or other factors, the Compensation Committee may in certain circumstances award compensation that exceeds the deductibility limit under Section 162(m) or otherwise pay non-deductible compensation.

        Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we endeavor to design and administer our compensation and benefits plans and programs for all of our employees and other service providers, including the NEOs, either without any deferred compensation component, so that they are exempt from Section 409A, or in a manner that satisfies the requirements of Section 409A.

Policies Relating to Our Common Stock

Equity Awards Practices

        Executives receive long-term equity awards pursuant to the terms of the Equity Incentive Plan, which was approved by the Company's stockholders. Awards may also be granted outside of the plan to the extent those grants are permitted by the rules of the NASDAQ Stock Market. The Compensation Committee administers the equity plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules and other provisions. The Board of Directors or the

Compensation Committee reviews these rules periodically and considers, among other things, the interests of the stockholders, market conditions, information provided by independent advisors, performance objectives and recommendations made by the Chief Executive Officer. The Company does not have a formal program establishing minimum equity ownership guidelines of its NEOs.

        The Compensation Committee reviews equity awards for all employees. The Board of Directors has established a process where the Compensation Committee reviews the recommendations of the Chief Executive Officer for executives and other employees, modifies the proposed grants in certain circumstances, and approves the awards. Since the beginning of 2006, the Board of Directors or Compensation Committee's general practice with respect to equity award grants has been to grant stock options and restricted stock awards on the dates of our four quarterly board meetings, which dates are established by the end of January of the applicable year. Our routine time-vesting options and restricted stock vest in annual installments over a period of four years commencing on or around the first anniversary of the date of grant.

        The exercise price of stock option grants is set at no less than 100% of the closing market price of a share of Company common stock on the date of grant of the option. The Company has not approved stock option grants by unanimous written consent.

Insider Trading Policy

        Our insider trading policy prohibits all directors, employees and their family members from purchasing or selling any type of security, whether the issuer of that security is the Company or any other company, while aware of material, non-public information relating to the issuer of the security or from providing such material, non-public information to any person who may trade while aware of such information. The insider trading policy also prohibits directors and employees from engaging in short sales with respect to our securities, purchasing or pledging Company stock on margin and entering into derivative or similar transactions (i.e. puts, calls, options, forward contracts, collars, swaps or exchange agreements) with respect to our securities. We also have procedures that require trades by executive officers and directors to be pre-cleared by appropriate Company personnel. In 2013, the Board of Directors amended the Insider Trading policy of the Company to require, under most circumstances, that our Section 16 officers establish a contract, instruction or plan satisfying the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 (the "1934 Act"), for purposes of conducting trading activities, and that a ninety-day "cooling off" period occur in between the establishment of such plans and initial trades taking place under that plan.

Summary Compensation Table

        The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our NEOs for all services rendered in all capacities to us in 2014, 2013 and 2012:

Summary Compensation Table

Name	Year	Salary ($)	Restricted Stock Awards ($)(1)	Stock Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(6)		Total ($)
Victor Limongelli	2014	378,292	500,001	—	—	817,061		1,695,354
	2013	395,000	950,004	—	—	15,894		1,360,898
	2012	395,000	850,001	—	422,650	8,500		1,676,151
Barry Plaga	2014	337,917	498,805	—	—	7,569		844,291
	2013	335,000	500,000	—	—	8,703		843,703
	2012	335,000	450,000	—	222,239	7,119		1,014,358
Amanda Berger	2014	235,000	175,004	—	79,941	3,143		493,088
	2013	235,000	174,999	—	97,507	5,799		513,305
	2012	235,000	174,997	—	97,275	747		508,019
Mark Harrington	2014	270,000	199,996	—	—	8,088		478,084
	2013	270,000	199,998	—	—	6,581		476,579
	2012	267,083	199,997	—	142,088	12,822		621,990
Rasmus van der Colff	2014	279,000	175,004	—	—	9,864		463,868
	2013	279,000	174,999	—	—	8,370		462,369
	2012	279,000	174,997	—	117,459	8,370		579,826
Vincent Schiavo(4)	2014	275,016	99,998	—	197,626	301,003	(5)	873,643

(1)
Amounts represent the full grant date fair value of restricted stock granted during the applicable fiscal year calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For additional information on the valuation assumptions for 2014, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2014 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 11 "Employee Benefit Plans."

(2)
Amounts represent the full grant date fair value of stock options granted during the applicable fiscal year calculated in accordance with ASC Topic 718.

(3)
Represents annual incentive award earned during the respective performance year and paid during the first quarter of the following year. In addition, for Ms. Berger and Mr. Schiavo, this balance also includes commissions.

(4)
Mr. Schiavo was not an NEO for 2013 and 2012.

(5)
Represents Mr. Schiavo's accrued severance and vacation as of December 31, 2014. These amounts were paid in January 2015; however, all amounts were accrued and expensed upon Mr. Schiavo signing his separation agreement on December 31, 2014.

	All Other Compensation	Victor Limongelli	Barry Plaga	Amanda Berger	Mark Harrington	Rasmus van der Colff	Vincent Schiavo
(6)	Company contributions to 401(k) Savings Plan Account	8,256	7,569	—	7,088	8,285	5,751
	Tenure Awards	—	—	—	1,000	1,579	—
	Severance
	Cash Payment	790,000	—	—	—	—	275,000
	Continuation of Health Coverage	18,805		—	—	—	—
	Vacation Payouts	—	—	—	—	—	20,252

Fiscal Year 2014 Grants of Plan-Based Awards

	Estimated Future Payments Under Non-Equity Incentive Plan Awards Target(1)							Grant Date Fair Value of Stock and Option Awards(2)
						Stock Awards/ No. of Shares of Stock or Units (#)
Name	Threshold ($)	Target ($)		Maximum ($)	Grant Date
Victor Limongelli	49,375	395,000		592,500
					2/5/2014	49,116	(3)	$500,001
Barry Plaga	25,963	207,700		311,550
					2/5/2014	29,470	(3)	$300,005
					12/1/2014	35,000	(4)	$198,800
Amanda Berger	—	200,000	(5)	—
					2/5/2014	17,191	(7)	$175,004
Mark Harrington	16,875	135,000		202,500
					2/5/2014	19,646	(3)	$199,996
Rasmus van der Colff	13,950	111,600		167,400
					2/5/2014	17,191	(3)	$175,004
Vincent Schiavo	—	275,000	(5)	—
					2/5/2014	9,823	(6)	$99,998

All equity awards were granted under the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

(1)
Represents annual cash incentive opportunities based on 2014 performance. Earned amounts, if any, were paid during the first quarter of 2014. The amounts identified in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2014 are the actual amounts, if any, paid under the plan.

(2)
Amounts represent the full grant date fair value ($10.18/share on grant date of February 5, 2014 and $5.68 /share on grant date of December 1, 2014) of all restricted stock granted during the year ended December 31, 2014 calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in this column, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2014 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 11 "Employee Benefit Plans."

(3)
Restricted stock vests in equal installments, the first installment vested on February 5, 2015 and the remaining awards will vest on each of Feburary 2016, 2017, and 2018.

(4)
Restricted stock will vest on December 1, 2015, subject to continuous employment with the Company.

(5)
For a more complete description of the commission plan with Ms. Berger and Mr. Schiavo, including how payouts are determined, see the "Commission Plan—Ms. Berger" section of the Compensation Discussion and Analysis section of this Proxy Statement.

(6)
Mr. Schiavo separated from employment with the Company on December 12, 2014 and the unvested equity award was terminated.

(7)
Restricted stock vests in equal annual installments, the first installment vested on February 5, 2015 and the remaining unvested awards were terminated.

Narrative Summary to Summary Compensation Table and Grants of Plan-Based Awards for Fiscal Year 2014 Table

Employment Agreements

        We have entered into "at-will" employment agreements with each of our NEOs. Each of the agreements states that the compensation of the executive will be reviewed annually by us. These agreements contain no specified term of employment, but rather may be terminated by either party at any time, with or without cause or notice. Each of these agreements contains customary provisions protecting our and our clients' intellectual property rights and confidential information. Additionally, all of the agreements other than Mr. Limongelli's agreement, require that all claims and disputes between such employees and us arising in connection with their employment agreements shall be subject to resolution through arbitration.

        Mr. Limongelli's employment agreement restricts him, for a period of two years following any termination of employment, (i) from soliciting our employees or consultants to terminate such relationships with us, and (ii) from soliciting any of our licensors, licensees or customers who are known to the executive with respect to any competitive products or services. The agreements covering Messrs. Plaga, Harrington and van der Colff and Ms. Berger provide that the executive may not compete with us while employed by the Company but do not contain prohibitions on the executive's ability to solicit our employees or customers upon termination.

        In December, 2007, the Company amended its "at-will" employment agreement with Mr. Limongelli upon his appointment as Chief Executive Officer and President on December 6, 2007. Mr. Limongelli's amended employment agreement specified that he would receive an annual base salary at $350,000 and that the Board or committee would review his salary annually and may make adjustments in its discretion. In 2011, the Board increased the base salary of Mr. Limongelli to $395,000. Mr. Limongelli's base salary had not been increased since 2011. The agreement also provided Mr. Limongelli with a target annual incentive opportunity of 100% of his base salary as described under "Annual Cash Incentives " in the preceding Compensation Discussion and Analysis. The agreement further permitted Mr. Limongelli to receive other benefits and perquisites provided to the Company's other senior executives. On November 5, 2014, Mr. Limongelli separated from employment with the Company and benefits were paid to him as specified in his December 6, 2007 agreement, as amended.

        Mr. Plaga's employment agreement provided for an annual salary of $325,000 and a targeted annual bonus of $200,000 upon his hiring in 2008. In 2011, the Board increased the base salary and targeted annual bonus of Mr. Plaga to $335,000 and $207,700, respectively. Upon his appointment as Interim Chief Executive Officer on November 5, 2015, the Board increased the base salary of Mr. Plaga to $360,000.

        Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control. A detailed discussion of these payments and benefits is set forth below under the section entitled "Potential Payments upon Termination and/or Change in Control at Fiscal Year End 2013."

Outstanding Equity Awards at Fiscal Year End 2014

        The following table sets forth summary information regarding the outstanding equity awards at December 31, 2014 granted to each of our NEOs.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Victor Limongelli	100,135	—	—	4.54	4/20/2015		(8)
	40,000	—	—	10.75	5/5/2015
	15,000	—	—	12.94	5/5/2015
	100,000	—	—	3.74	5/5/2015
	100,000	—	—	5.22	5/5/2015
Barry Plaga	75,000	—	—	5.22	2/10/2020
						9,935	(2)	72,029
						29,881	(3)	216,637
						31,593	(4)	229,049
						29,470	(5)	213,658
						35,000	(6)	253,750
Amanda Berger(7)	20,000	—	—	3.85	5/7/2015
						4,516	(2)	32,741
						11,620	(3)	84,245
						11,058	(4)	80,171
						17,191	(5)	124,635
Mark Harrington	20,000	—	—	10.75	7/31/2016
	20,000	—	—	11.45	8/2/2017
						5,419	(2)	39,288
						13,280	(3)	96,280
						12,637	(4)	91,618
						19,646	(5)	142,434
Rasmus van der Colff	22,000	—	—	4.00	4/21/2019
						3,613	(2)	26,194
						11,620	(3)	84,245
						11,058	(4)	80,171
						17,191	(5)	124,635
Vincent Schiavo	—	—	—	—	—
						—		—

(1)
Value of shares based on the Company's closing stock price of $7.25 on December 31, 2014.

(2)
Restricted stock that vested on January 25, 2015.

(3)
Restricted stock that vests in two equal installments; the first installment vested on January 25, 2015 and the second installment is scheduled to vest on January 25, 2016.

(4)
Restricted stock that vests in three equal installments; the first installment vested on February 5, 2015 and remaining two installments are scheduled to vest on February 5, 2016 and 2017.

(5)
Restricted stock that is scheduled to vest in four equal installments; the first installment vested on February 5, 2015 and the remaining three installments are scheduled to vest on each of February 5, 2016, 2017, and 2018.

(6)
Restricted stock that is scheduled to vest on December 1, 2015.

(7)
Ms. Berger separated from employment with the Company on February 6, 2015 and the remaining unvested equity awards were terminated.

(8)
On Mr. Limongelli's separation date, November 5, 2014, his January and February 2015 installment of stock awards vested. All remaining unvested stock awards were terminated.

Option Exercises and Vested Stock in Fiscal Year 2014

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized Upon Vesting
Victor Limongelli	57,556	$392,229	167,509	$1,414,263
Barry Plaga	—	$—	42,905	$438,669
Amanda Berger	—	$—	16,511	$169,182
Mark Harrington	—	$—	20,021	$204,675
Rasmus van der Colff	—	$—	15,608	$159,782
Vincent Schiavo	—	$—	32,500	$330,850

Potential Payments upon a Termination and/or a Change of Control at Fiscal Year End 2014

        Our NEOs may be entitled to certain payments and benefits in the event of a qualifying termination of employment and/or change in control.

Severance Terms with Mr. Limongelli

        Pursuant to Mr. Limongelli's employment agreement (the "Limongelli Employment Agreement"), as amended, in the event of a termination of his employment either by the Company without "Cause" or by Mr. Limongelli for "Good Reason" (each as defined in the agreement), subject to his execution of a general release of claims, Mr. Limongelli will be entitled to receive (i) a lump sum cash payment equal to the sum of his then-current base salary plus then-current target annual incentive bonus, and (ii) continued group healthcare coverage for himself and his dependents for twelve months, provided that he properly elects to continue those benefits under COBRA.

        In addition to severance benefits payable to Mr. Limongelli under the Limongelli Employment Agreement, as an additional severance benefit, the Board unanimously agreed to extend the post-employment exercisability period of 360,135 vested stock options held by Mr. Limongelli until the earlier of the expiration of the term of such options and May 5, 2015. The Board also unanimously agreed to accelerate the vesting of 84,894 shares of restricted stock previously granted to Mr. Limongelli that were otherwise scheduled to vest between January 25, 2015 and February 5, 2015.

Severance Terms with Mr. Plaga

        Pursuant to his employment agreement, subject to his execution of a general release of claims, Mr. Plaga is eligible to receive severance compensation in an amount equal to one year's base salary in the event that his employment with the Company is terminated by the Company without "Cause" (as defined in the employment agreement).

        In connection with his appointment as Interim Chief Executive Officer on November 5, 2014, the Board agreed to provide Mr. Plaga additional severance benefits in the event of his termination without cause at the time of or within 18 months after a change and control of the Company, as follows: 1) one year's base salary; plus 2) the amount of Mr. Plaga's then-current on target bonus, prorated for the calendar year of termination; plus 3) one additional year of Mr. Plaga's then-current on target bonus; and 4) continuance of current company-paid health and welfare benefits for a period of one year from termination.

Severance Terms with Ms. Berger and Messrs. Harrington, van der Colff and Schiavo

        On or about November 9, 2009, the Company entered into an amendment to the employment agreement with each of Ms. Berger and Messrs. Harrington and van der Colff which reflects their participation in the Severance Plan and generally provides that upon a termination of employment either by the Company without "Cause" or by the executive for "Good Reason" (each as defined in the amended employment agreement), subject to the execution of a general release of claims, the Company will pay the executive severance in an amount equal to the lesser of 12 months of the executive's then-current base salary or the amount of the involuntary separation pay limitation under Section 409A of the Internal Revenue Code ($504,000 in 2013), in accordance with the Severance Plan. Ms. Berger resigned from employment with the Company effective February 6, 2015 and pursuant to a negotiated separation agreement with the Company, was paid severance benefits in the amount of $126,538 plus COBRA health benefit payments through June 1, 2015.

Severance Plan—Mr. Schiavo

        On December 31, 2014, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Mr. Schiavo in connection with his separation of employment from the Company. Pursuant to the Separation Agreement, the Company paid Mr. Schiavo a one-time severance payment of (i) $275,000, representing an amount equal to twelve months of his base salary as of the date of his separation, (consistent with the terms of his employment agreement); and (ii) $7,671.14, representing an amount equal to the accrued sales commissions earned but unpaid to Mr. Schiavo as of his separation date and pursuant to his 2014 sales compensation plan.

Plan-Based Awards

        Pursuant to the terms of Mr. Limongelli's stock option granted on December 6, 2007 to purchase 500,000 shares, in the event that either (i) Mr. Limongelli's employment with the Company is terminated by the Company without "Cause" or by Mr. Limongelli for "Good Reason" or (ii) an "Acquisition" occurs (each as defined in the agreement) (the "Triggering Events"), the stock options will vest and become exercisable to the extent that the Company's closing stock price on the day immediately preceding the Triggering Event equals or exceeds the stock price target applicable to the various tranches. On November 5, 2014, Mr. Limongelli's employment with the Company was terminated without "Cause" but the Company's closing stock price on the day immediately preceding the termination of employment did not equal or exceed any of the stock price targets of the December 6, 2007 stock option grant, resulting in the expiration of the grant on the termination date.

        Stock options granted under the Equity Incentive Plan, including options granted to our NEOs, are subject to full accelerated vesting in the event that an Acquisition (as defined in the Equity Incentive Plan) occurs, provided that the holder continues to be a service provider until the Acquisition. Vested stock options expire ninety days after termination of employment from the Company.

        Restricted stock awards granted pursuant to the Equity Incentive Plan include the same accelerated vesting provisions. In the event that an Acquisition (as defined in the Equity Incentive Plan) occurs, then, immediately prior to the Acquisition, the award of restricted stock will vest in full, provided that the holder continues to be a service provider until the Acquisition.

        For Messrs. Plaga, Harrington and van der Colff and Ms. Berger, the table below sets forth, as of December 31, 2014, the estimated current value of payments and benefits to each of the NEOs upon termination without cause or for good reason, a change of control, a qualifying termination within two years following a change of control or the death of the NEO. The amounts shown assume that the triggering events occurred on December 31, 2014 and do not include (i) vested amounts that are disclosed in the preceding Outstanding Equity Awards at Fiscal Year End Table and (ii) other benefits earned during the term of the NEO's employment and/or available to all employees, such as accrued vacation. For Mr. Limongelli and Mr. Schiavo, the table below sets forth the payments and benefits each of them received pursuant to each of their respective employment terminations.

Summary of Potential Payments upon Termination and/or a Change of Control

Triggering Event	Lump Sum Severance ($)	Accelerated Stock Options(1) ($)	Accelerated Restricted Stock(2) ($)	Continued Health Insurance Coverage(3) ($)	Total ($)
Victor Limongelli
Without Cause or for Good Reason (without Change of Control)(6)	790,000	—	566,243	18,805	1,375,048
Change of Control(4)	—	—	566,243	—	566,243
Death	—	—	725,000	—	725,000
Barry Plaga
Without Cause or for Good Reason (without Change of Control)	360,000	—	—	—	360,000
Without Cause or for Good Reason (with Change of Control)	806,400	—	985,123	24,608	1,816,130
Change of Control	—	—	985,123	—	985,123
Death	—	—	—	—	—
Amanda Berger
Without Cause or for Good Reason (without Change of Control)	235,000	—	—	—	235,000
Without Cause or for Good Reason (with Change of Control)	235,000	—	321,791	—	556,791
Change of Control	—	—	321,791	—	321,791
Death	—	—	—	—	—
Mark Harrington
Without Cause or for Good Reason (without Change of Control)	270,000	—	—	—	270,000
Without Cause or for Good Reason (with Change of Control)	270,000	—	369,620	—	639,620
Change of Control	—	—	369,620	—	369,620
Death	—	—	—	—	—
Rasmus van der Colff
Without Cause or for Good Reason (without Change of Control)	279,000	—	—	—	279,000
Without Cause or for Good Reason (with Change of Control)	279,000	—	315,245	—	594,245
Change of Control	—	—	315,245	—	315,245
Death	—	—	—	—	—
Vincent Schiavo
Without Cause or for Good Reason (without Change of Control)(5)	275,000	—	—	—	275,000
Change of Control	—	—	—	—	—
Death	—	—	—	—	—

(1)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of accelerated stock options times (y) the difference between the closing price per share ($7.25) of our common stock on December 31, 2014, and the option exercise price.

(2)
This amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to acceleration times (y) the closing price per share ($7.25) of our common stock on December 31, 2014, with the exception of Mr. Limongelli. For his restricted stock awards, this amount is calculated by aggregating the sums determined by multiplying, for each award, (x) the number of shares subject to acceleration times (y) the closing price per share($6.67) of our common stock on the date of Mr. Limongelli's separation, November 5, 2014.

(3)
For Mr. Limongelli and Mr. Plaga, amounts represent the present value of the aggregate COBRA payments with an estimated 4% premium increase every 12 months, commencing at every September 1st.

(4)
This amount excludes unvested performance-based stock options held by Mr. Limongelli. These options did not vest prior to a change in control or involuntary termination of employment.

(5)
Mr. Schiavo separated from the Company on December 12, 2014. As a result, this severance payment was made during 2014.

(6)
Mr. Limongelli separated from the Company on November 5, 2014. As a result, this severance payment was made during 2014.

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was an officer or employee of the Company during 2014, was previously an officer of the Company or had any relationship requiring disclosure by the Company under any paragraph under Item 404 of Regulation S-K.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the Company's Compensation Discussion and Analysis ("CD&A"), required by Item 402(b) of Regulation S-K, to be included in the Company's proxy statement on Schedule 14A ("Proxy"), and based on its review and discussions, the Committee recommended to the Board that the Company's CD&A be included in the Company's Proxy and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

        This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Company's Proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        This report is furnished by the Committee.

COMPENSATION COMMITTEE
Robert van Schoonenberg (Chair) Jeff Lawrence Christopher Poole

 DIRECTOR COMPENSATION

        Non-employee members of our Board receive a combination of cash and stock-based incentive compensation. Any board member who is also an employee of the Company does not receive separate compensation for service on the Board.

  Cash Compensation.

        Each non-employee director receives an annual retainer of $45,000. In addition to the annual retainer, any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $18,000 and the non-employee Chair of the Compensation Committee receives an annual retainer of $12,000. The Chair of the Nominating Committee receives an annual retainer of $7,500. In addition, each non-chair member of the Audit Committee receives an annual retainer of $8,000, each non-chair member of the Compensation Committee receives an annual retainer of $5,000 and each non-chair member of the Nominating Committee receives an annual retainer of $3,000. Our Lead Independent Director will also receive an annual retainer of $15,000.

        The compensation described above is conditioned on the director attending at least 75% of the applicable board of directors or committee meetings in each applicable year. Director fees are paid in quarterly installments to all non-employee directors in good standing on the payment date.

        Directors are also entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at board and committee meetings and conferences with our senior management.

  Equity Incentives

        The Company encourages non-employee directors to own shares of the Company's stock and its Corporate Governance Guidelines provide that within five years of joining the Board, a director should hold a minimum number of Company shares that is equivalent in value to six times the then-current annual retainer for directors.

        On May 9, 2012, our stockholders approved an amendment to the Equity Incentive Plan which provides as follows with respect to formula grants of restricted stock to Non-Employee Directors:

  •
  Annual Grant.  Commencing with the Company's annual meeting of stockholders at its 2012 Annual Meeting, in lieu of the Pre-2012 Annual Restricted Stock award described above, (A) each individual who first becomes a non-employee director (a "Newly Elected Non-Employee Director") at an annual meeting of stockholders and (B) each individual who is a non-employee director immediately prior to each annual meeting of stockholders and who continues to serve as a non-employee director following such annual meeting, in each case, will automatically be awarded, on the date of such annual meeting, a number of shares of restricted stock equal to the amount obtained by dividing (i) $80,000 by (ii) the fair market value of a share of Common Stock on the date of such annual meeting (the "Annual Restricted Stock"). Subject to the non-employee director's continued service with the Company, each award of Annual Restricted Stock will vest in full upon the earlier to occur of (I) the first anniversary of the date on which such Annual Restricted Stock award was granted, and (II) the date of the Company's annual meeting of stockholders immediately following the Company's annual meeting of stockholders at which such Annual Restricted Stock award was granted. To the extent otherwise eligible, members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board will receive, at each annual meeting of stockholders after his or her retirement from employment with the Company, an award of Annual Restricted Stock. A Newly Elected Independent Director who first becomes a non-employee director at an annual meeting of stockholders of the Company shall receive both an Annual Restricted Stock award and an Initial Grant (but not a Pro Rata Grant (as defined below) on the date of such annual meeting of stockholders. A Newly Elected Independent Director who first becomes a non-employee director on a date other than the date of an annual meeting of the Company's stockholders shall receive both an Initial Grant and a Pro Rata Grant (but not an Annual Restricted Stock award) on the date on which he or she initially becomes a non-employee director.

  •
  Newly Elected Non-Employee Directors—Initial Grant and Pro Rata Grant.  Commencing with the 2012 Annual Meeting, in lieu of not being entitled to receive an Annual Restricted Stock award upon election to the Board for the first time as described above, each "Newly Elected Non-Employee Director" will automatically be awarded on the date on which such individual initially becomes a non-employee director (the "Initial Grant Date") a number of shares of restricted stock equal to the amount obtained by dividing (i) $40,000 by (ii) the fair market value of a share of Common Stock on the Initial Grant Date (the "Initial Grant"). Subject to the non-employee director's continued service with the Company, each Initial Grant award will vest with respect to 50% of the shares subject thereto on each of the first and second anniversaries of the date of grant.

    In addition to the Initial Grant award, commencing with the 2012 Annual Meeting each Newly Elected Non-Employee Director who first becomes a non-employee director on a date other than the annual meeting of stockholders will automatically be granted on the Initial Grant Date a number of shares of restricted stock equal to the product of (i) the amount obtained by dividing (A) $80,000 by (B) the fair market value of a share of Common Stock on the Initial Grant Date, multiplied by (ii) the amount obtained by dividing (x) 12 minus the number of full months that have elapsed from the immediately preceding annual meeting of stockholders of the Company to the Initial Grant Date, by (y) 12 (the "Pro Rata Grant"). Subject to the non-employee director's continued service with the Company, each Pro Rata Grant award will vest in full on the date of the Company's annual meeting of stockholders immediately following the Initial Grant Date.

Director Compensation Table

        The following table shows compensation of the non-employee members of our board for 2014:

Name	Fees earned or paid in cash	Restricted Stock Awards(1)(3)	Total
Jeff Lawrence	$57,500	$79,995	$137,495
Kathleen O'Neil	$68,000	$79,995	$147,995
Christopher Poole	$53,000	$79,995	$132,995
Stephen Richards	$66,000	$79,995	$145,995
Robert van Schoonenberg	$65,000	$79,995	$144,995
Victor Limongelli(2)	$—	$—	$—
Shawn McCreight(2)	$—	$—	$—

(1)
Amounts represent the full grant date fair value ($8.96 per share on grant date of May 1, 2014) of awards granted during 2014 calculated in accordance with Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC Topic 718. For additional information on the valuation assumptions, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2014 annual Report on Form 10-K and in the Notes to Consolidated Financial Statements at Note 11 "Employee Benefit Plans."

(2)
Mr. McCreight is an employee of our Company and does not receive any compensation for his services as a director. Mr. Limongelli is a former employee of our Company, and similarly did not receive any compensation for his services as a director.

        The table below shows the aggregate numbers of restricted stock and stock option awards outstanding for each non-employee director as of December 31, 2014:

Name	Unvested Restricted Stock Outstanding	Aggregate Stock Options Outstanding
Jeff Lawrence	8,928	40,000
Kathleen O'Neil	8,928	44,800
Christopher Poole	11,201	—
Stephen Richards	8,928	40,000
Robert van Schoonenberg	8,928	40,000

Certain Relationships and Related Transactions

        Other than as described below, since January 1, 2014, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person's immediate family had or will have a direct or indirect material interest. All transactions between us and any of our directors, executive officers or related parties are subject to review by our audit committee.

Guarantees

        None of our NEOs is party to a personal guarantee on behalf of the Company.

 COMPENSATION RISK ASSESSMENT

        The Company believes that our compensation policies and practices appropriately balance near-term performance improvement with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2011, the Compensation Committee and management conducted an extensive review of the design and operation of our compensation program and presented their findings to the Board. The review included an assessment of the level of risk associated with the various elements of compensation. Based on the 2011 review and assessment, and because our compensation policies and practices did not materially change in 2012, 2013 or 2014, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2016 must be received by us no later than December 5, 2015 which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2015 Annual Meeting of Stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2016 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

        Our Annual Report for the fiscal year ended December 31, 2014 will be mailed to stockholders of record as of March 13, 2015. Our Annual Report does not constitute, and should not be considered, a part of this Proxy.

        A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on March 5, 2014. Requests should be directed to Guidance Software, Inc., 1055 E. Colorado Boulevard, Pasadena, CA 91106-2375; Attention: Investor Relations.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

        All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors
Barry Plaga
Interim Chief Executive Officer and Chief Financial Officer

April 3, 2015

APPENDIX 1
THIRD AMENDMENT TO
GUIDANCE SOFTWARE, INC.
SECOND AMENDED AND RESTATED
2004 EQUITY INCENTIVE PLAN

        THIS THIRD AMENDMENT TO GUIDANCE SOFTWARE, INC. SECOND AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN (this "Third Amendment"), dated as of March 26, 2015, is made and adopted by Guidance Software, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

        WHEREAS, the Company maintains the Guidance Software, Inc. Second Amended and Restated 2004 Equity Stock Incentive Plan, as amended (the "Plan");

        WHEREAS, pursuant to Section 16 of the Plan, the Plan may be amended from time to time by the Company's Board of Directors; and

        WHEREAS, the Company desires to amend the Plan as set forth herein, subject to approval of this Third Amendment by the Company's stockholders.

        NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows:

          1.     Section 2(x) of the Plan is hereby amended and restated in its entirety as follows:

            "(x) "Performance-Based Award" means an award granted to selected Covered Employees which the Committee determines shall be subject to the terms and conditions set forth in Section 14 hereof. Performance-Based Awards may only be granted under the Plan to the extent that the requirements of Section 162(m) of the Code and the Treasury Regulations thereunder are complied with, including the shareholder approval (and reapproval) requirements under Treasury Regulation Section 1.162-27(e)(4). All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation."

          2.     The second sentence of Section 3 of the Plan is hereby amended and restated in its entirety as follows:

          "Subject to the provisions of Section 15 hereof, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is 14,588,313 Shares."

          3.     Section 14(a) of the Plan is hereby amended and restated in its entirety as follows:

            "(a)    Purpose.  The purpose of this Section 14 is to provide the Committee the ability to qualify Stock Purchase Rights (and the consequent issuance of Restricted Stock) that are granted pursuant to Section 13 hereof as Qualified Performance-Based Compensation. Performance-Based Awards may only be granted under the Plan to the extent that the requirements of Section 162(m) of the Code and the Treasury Regulations thereunder are complied with, including the shareholder approval (and reapproval) requirements under Treasury Regulation Section 1.162-27(e)(4). If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 14 shall control over any contrary provision contained in Section 13 hereof; provided, however, that the Committee may in its discretion grant awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 14."

          4.     This Third Amendment shall be and is hereby incorporated in and forms a part of the Plan.

          5.     All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

*    *    *

        I hereby certify that the foregoing Third Amendment was duly adopted by the Board of Directors of Guidance Software, Inc. on March 26, 2015.

        Executed on this 26th day of March, 2015.

/s/ MARK HARRINGTON Corporate Secretary

*    *    *

        I hereby certify that the foregoing Third Amendment was duly approved by the stockholders of Guidance Software, Inc. on [                    ], 2015.

        Executed on this      day of [                    ], 2015.

Corporate Secretary

GUIDANCE SOFTWARE, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 13, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Barry Plaga, Mark Harrington or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Guidance Software, Inc. (the “Company”) held of record by the undersigned on March 13, 2015, at the Annual Meeting of Stockholders to be held in The San Marino Room, Lobby Level, at The Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, CA 91106-2375 on May 13, 2015, at 8:30 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 REGARDING THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the reverse side)

The Board of Directors recommends a vote “FOR” the directors listed below in Proposal No. 1 and, a vote “FOR” Proposal Nos. 2 and 3.

1.

Proposal No. 1. To elect five (5) directors for a one-year term to expire at the 2016 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

		☐	☐	FOR all nominees listed below	☐	☐	WITHHOLD AUTHORITY for all nominees	☐	☐	FOR ALL EXCEPT (see instructions below)

☐ Shawn McCreight ☐ Max Carnecchia ☐ Christopher Poole ☐ Stephen Richards ☐ Robert van Schoonenberg

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS

2.    Proposal No. 2.   To ratify the selection of Ernst & Young LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2015.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.    Proposal No. 3.   To consider and vote upon the Third Amendment to the Guidance Software, Inc. Second Amended and Restated 2004 Equity Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Dated:	, 2015

Signature

Signature

Title(s)

Note : Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.